Exhibit 10.1

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "AGREEMENT") dated as of October 2, 2003, is entered into between Eagle Broadband, Inc., a Texas corporation (the "COMPANY"), and those purchasers listed on Schedule I attached hereto (each an "Investor" and collectively the "Investors").

         WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

         WHEREAS, the Investors desire to invest in Company by purchasing (i) promissory notes with an aggregate issue price of up to $10,000,000, and (ii) up to 5,000,000 shares of Series A Preferred Stock of the Company, each upon the terms and subject to the conditions set forth in this Agreement, and the Company desires such an investment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "BUSINESS DAY" means a day other than Saturday or Sunday, on which commercial banks are open for business in Houston, Texas.

         "DOLLARS" and the sign "$" each means lawful money of the United
States.

         "COMMON STOCK" means the Company's shares of common stock, par value $.001 per share.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

         "DEBT" shall mean: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under capital leases; (3) obligations under letters of credit issued for the account of any person; (4) all obligations arising under bankers' acceptance facilities; (5) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person, or otherwise to assure a creditor against loss; (6) obligations secured by any Lien on property owned, whether or not the obligations have been assumed and (7) obligations incurred in the acquisition of assets, businesses or entities that are consistent with the Company's annual business plan as adopted by the board of directors and which do not result in a change of Control of the Company.

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL AUTHORITY" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "INDEBTEDNESS" means: (i) all indebtedness or other obligations for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under capital leases; (v) all reimbursement or other obligations under or in respect of letters of credit and bankers acceptances; and (vi) all indebtedness secured by any Lien upon or in property owned whether or not a person assumed or became liable for the payment of such indebtedness.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to grant any security interest).

         "MATERIAL ADVERSE EFFECT" means any event, matter, condition or circumstance which: (i) has or would reasonably be expected to have a material adverse change on Company's business, prospects, operating results or financial condition; (ii) would materially impair the ability of Company to perform or observe its obligations under or in respect of the Transaction Documents; or
(iii) materially affects the legality, validity, binding effect or enforceability of any of the Agreement or the Notes.

         "NOTE" or "NOTES" mean the promissory note(s) (as defined in Section 2.01) which shall be in substantially the form attached hereto as Exhibit A and shall be issued by Company to Investor in accordance with the terms and conditions set forth herein.

         "PERMITTED INDEBTEDNESS" shall mean the obligations, trade accounts payable incurred in the ordinary course, obligations under long-term real property leases incurred in the ordinary course of business, short-term lease obligations of the Company incurred in the ordinary course of business, indebtedness incurred to finance the cost of tangible personal property acquired after the date hereof in the ordinary course of business, indebtedness incurred to effect acquisitions of assets, business or entities that are consistent with the Company's annual business plan as adopted by the board of directors and which do not result in a change of Control of the Company, and any refinancing, extension or renewal of any existing Permitted Indebtedness hereunder not involving an increase in the principal amount thereof.

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         "PERMITTED INVESTMENTS" shall mean debt obligations maturing within twelve months of the time of acquisition thereof which are accorded a rating of AA- or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), commercial paper with a maturity of 270 calendar days or less which is accorded a rating of A4 or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), certificates of deposit maturing within twelve months of the time of acquisition thereof issued by commercial banks that are accorded a rating by a recognized rating service then in the business of rating commercial banks which is in the first quartile of the rating categories used by such service, obligations maturing within twelve months of the time of acquisition thereof of any Governmental Authority which obligations from time to time are accorded a rating of BBB or better by S&P (or an equivalent rating by another recognized credit rating agency of similar standing), and demand deposits, certificates of deposits, bankers acceptance and time deposits (having a time of less than one year) of United States banks having total assets in excess of $1,000,000,000.

         "PERMITTED LIENS" shall mean, as of any particular time, (a) Liens of taxes, assessments or governmental charges not then delinquent or being contested as provided below, (b) Liens created pursuant to the Security Agreement, (c) any mechanic's, worker's, repairer's, supplier's, vendor's or like Liens securing obligations arising in the ordinary course of business that
(i) are not mature and not overdue, or (ii) both (x) are being contested in good faith and (y) as to which adequate reserves have been established on the books of the Company in accordance with GAAP or (z) that do not materially impair the value or marketability of the security granted to Investors (d) Liens upon tangible personal property granted by the Company, each of which Liens was created solely to secure Debt incurred to finance the cost of such property (provided that no such Lien shall extend to cover any property other than the property so acquired), and (e) all existing Liens as listed on Schedule 4.01(m). A contest referred to in this definition shall be permitted only if the execution or enforcement of the Lien being contested shall have been stayed or is taxed as a result thereof and such contest could not be reasonably be expected to have a Material Adverse Effect.

         "PREFERRED STOCK" means up to 5,000,000 shares of Series A Preferred Stock of the Company (as defined in Section 2.01) with the rights and preferences set forth in the Certificate of Designation, the form of which is attached hereto as Exhibit B.

         "REGISTRATION RIGHTS AGREEMENT" shall refer to that certain agreement between the Company and Investors which grants to the Investors certain registration rights with respect to the shares of common stock into which the Preferred Stock is convertible, the form of which is attached hereto as Exhibit C.

         "SEC DOCUMENTS" shall mean the Company's Annual Report on Form 10-K for the year ended August 31, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 2002, February 28, 2003 and May 31, 2003, the definitive proxy statement filed with the SEC on February 28, 2003, and all Company Current Reports on Form 8-K filed with the Commission since August 31, 2002.

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         "SECURITY AGREEMENT" means that certain agreement between the Company and the Investors which grants to the Investors a security interest in the assets of the Company as security for payment of the Notes, the form of which is attached hereto as Exhibit D.

         "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Certificate of Designation, the Security Agreement and the Registration Rights Agreement.


                                   ARTICLE II
                                   INVESTMENT

2.01 Sale and Issuance of the Notes and Preferred stock. Subject to the terms of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing a promissory note, in substantially the form attached hereto as Exhibit A (each such note, a "Note" and collectively, the "Notes") in the principal amount (the "Principal Amount") equal to the amount set forth beneath the caption "Principal Amount" with respect to such Closing set forth opposite such Investor's name on Schedule I attached hereto, against payment by such Investor to the Company of the Principal Amount. The Notes may be issued in multiple tranches, with the first tranche (the "Initial Notes") to be issued upon the Initial Closing (as defined below) in the Principal Amount set forth on Schedule I. At the request but not the obligation of the Investors, but subject at all times to satisfaction by the Company of the terms set forth in Section 3.05 hereunder, the Company has the right, but not the obligation to issue subsequent tranches ("Additional Notes") to such Investors from time to time within ninety (90) days following the Initial Closing. In order to secure the Company's obligations under the Notes, the Company and Investors shall enter into the Security Agreement no later than the Initial Closing. At the Initial Closing, the Company shall issue to each Investor participating in such Closing one (1) share of the Company's Series A Preferred Stock (the "Preferred Stock") for each $1.50 of Principal Amount of Notes purchased by such Investor as set forth on Schedule I hereto and at each Subsequent Closing as described in Section 2.02(b), and if permitted pursuant to
Section 3.05, the Company shall issue to each Investor participating in such Closing one (1) share of the Preferred Stock for each $2.333333 of Principal Amount of Additional Notes purchased by such Investor in such Subsequent Closing. The parties acknowledge that the Notes and Preferred Stock issued in connection with the purchase of such Notes are not detachable. Further, upon the Initial Closing, the Company and Investors shall also enter into the Registration Rights Agreement pursuant to which the Investors shall be granted certain rights regarding registration and resale of the shares of Common Stock issuable upon conversion of the Preferred Stock. The Preferred Stock shall be convertible into Common Stock at any time.

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

2.02 Closings

(a) Initial Closing. The closing of the purchase and sale of the Initial Notes and Preferred Stock hereunder ("Initial Closing") shall be held at the offices of Eagle Broadband, Inc. on the date of this Agreement or at such other place and date as is mutually agreeable to the Company and Investors. At the Initial Closing, Company shall issue to each Investor (i) an Initial Note for the Principal Amount with respect to the Initial Closing, which Initial Notes, in the aggregate, shall not exceed Three Million Dollars ($3,000,000), and (ii) up to that number of shares of Initial Preferred Stock as indicated opposite such Investor's name on Schedule I.

(b) Subsequent Closings. Pursuant to Section 2.01 above, during the Ninety (90) day period following the Initial Closing, the Company may issue and sell Additional Notes and Preferred Stock to the Investors or other third parties, it being understood that the Investors are under no obligation to participate in any Subsequent Closing, in the aggregate amounts indicated on Schedule I. The Company may issue and sell such Additional Notes and Preferred Stock in up to two (2) subsequent closings (each a "Subsequent Closing"), provided that the aggregate consideration received by the Company hereunder shall not exceed Ten Million Dollars ($10,000,000). Any new Investor shall be deemed to be a party to this Agreement and shall be bound by the terms and conditions of the Transaction Documents. All Additional Notes and Preferred Stock shall be reflected on
Schedule I, which shall be automatically amended without any further action by any party hereto. Each such Subsequent Closing of the purchase and sale of such Additional Notes and Preferred Stock hereunder shall be held at Eagle Broadband, Inc., on a date that is mutually agreeable to the Company and Investors representing a majority in interest of the Notes purchased at such Subsequent Closing (each such Subsequent Closing, together with the Initial Closing, are designated as a "Closing").

(c) Delivery. At each Closing, (i) each Investor participating in such Closing shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Investor's Principal Amount with respect to such Closing; and (ii) the Company shall deliver to each such Investor (A) an executed Note reflecting the name of the Investor and such Investor's Principal Amount, and (B) a certificate representing the number of shares of Preferred Stock to be issued at such Closing to each such Investor.


                                   ARTICLE III
                      TERMS OF THE NOTE AND PREFERRED STOCK

SECTION 3.01 MATURITY AND MATURITY VALUE. The aggregate principal amount of the Notes purchased hereunder shall be not more than Ten Million Dollars ($10,000,000). The Notes shall mature over twenty-one (21) months following the Initial Closing or eighteen (18) months following the last Subsequent Closing, whichever lapses sooner ("Maturity Date"), and shall have a value upon the Maturity Date of not more than Eighteen Million Dollars ($18,000,000) ("Maturity Value"). Commencing upon the earlier of the last Subsequent Closing or three (3) months from the Initial Closing, and ending upon the Maturity Date, the value of the Notes shall increase at a rate of Four Thousand Four Hundred Forty-Four Dollars ($4,444) per each One Hundred Thousand Dollars ($100,000) of principal, during each thirty (30) calendar day period. The Notes shall be deemed mature when the Maturity Value of $18,000,000 is reached (assuming an aggregate principal amount of Note purchased is $10,000,000). The Notes shall not bear interest. The proceeds of the Initial Closing and Subsequent Closings must be used as working capital and the purchase of equipment by the Company and cannot be used for any purpose that would benefit one group of stockholders over another.

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

SECTION 3.02  PREPAYMENTS.

(a) The Company at its exclusive election may at any time prior to the Maturity Date prepay to the Investors any outstanding principal amount and pro rated Maturity Value in whole or in part, in cash, without premium or penalty. The Company shall give written notice to each Investor at least fifteen (15) days in advance of any such intended prepayment. Upon any such pre-payment, the shares of Preferred Stock corresponding to the initial Principal Amount of such pre-paid Note shall be automatically cancelled without any further action on the part of the Company or Investor.

 (b) The Note is automatically deemed to be paid in full and retired, without any further action required by the Company, in the event that (1) there is an effective registration statement on file with the Commission covering the resale by the Investors of the Common Stock issuable upon conversion of the Preferred Stock and no event exists which would restrict the Investors' abilities to immediately sell such shares, and (2) all or a portion of the shares of Preferred Stock issued hereunder have been converted to Common Stock and the product of (A) the number of shares of Common Stock so issued upon conversion of the Preferred Stock, and (B) the highest closing sales price of such Common Stock subsequent to the time of conversion exceeds the then-current pro-rated Maturity Value of the Note. If the Notes are deemed to be repaid in full pursuant to this Section 3.02, any shares of Preferred Stock then outstanding shall be automatically cancelled without any further action on the part of the Company or Investor.


SECTION 3.03 Maturity. If not earlier prepaid pursuant to Section 3.02 above, at the Company's option, the Company shall make full payment under the Notes not later than 3:00 p.m. (Central Time) on the Maturity Date (a) by check or wire transfer of immediately available funds, or (b) in the event that none of the Preferred Stock has been converted and the condition in Section 3.02(b)(1) has been satisfied, if the product of (i) the number of shares of Common Stock into which the Preferred Stock is convertible and (ii) the average closing sales price of the Common Stock during the 30 calendar day period prior to the Maturity Date exceeds $25,000,000, the Notes will be deemed to have been paid in full or (c) in the event that a portion of the Preferred Stock has been converted and the condition in Section 3.02(b)(1) has been satisfied, the remaining portion of the Notes shall be deemed to have been paid based upon the following three calculations: (1) Subtract from $18,000,000 the product of (A) the number of shares of Common Stock issued upon previous conversions of Preferred Stock and (B) the highest closing sales price of the Common Stock subsequent to such conversions, and if such amount exceeds $18,000,000, the Note shall be deemed to have been paid in full. (2) If such amount is less than $18,000,000, multiply the fraction, the numerator of which is the amount determined in clause (1) and the denominator of which is $18,000,000, by $25,000,000. (3) Multiply (A) the number of shares of Common Stock then issuable upon conversion of the remaining outstanding Preferred Stock and (B) the average closing price of the Common Stock during the 30 days prior to the Maturity Date. If the calculation in clause (3) exceeds the calculation in clause (2), the Notes will be deemed to have been paid in full. If the calculation in clause (3) is less than the calculation in clause (2), then that difference shall be required to be paid by the Company at the Maturity Date in order to pay off the Notes in full. If the Notes are deemed to be repaid in full pursuant to this
Section 3.03, any shares of Preferred Stock then outstanding shall be automatically cancelled without any further action on the part of the Company or Investor.

SECTION 3.04 TERMS OF PREFERRED STOCK. The terms of the Preferred Stock shall be as set forth in the Certificate of Designation, attached hereto as Exhibit B.

SECTION 3.05 AMEX LISTING STANDARDS, POLICIES AND REQUIREMENTS. Notwithstanding anything to the contrary stated herein, after the Initial Closing, in no event shall the Company issue to any Investor or Investors any Additional Notes and Preferred Stock if the aggregate Common Stock into which such Preferred Stock (including the Preferred Stock issued at the Initial Closing) is convertible would constitute Twenty Percent (20%) or more of the total outstanding Common Stock of the Company, unless the Company has first obtained the approval of the stockholders of the Company (as set forth below). Specifically, after the Initial Closing, under no circumstances shall the Company issue Additional Notes and Preferred Stock if such issuance would result in a violation of any rule, regulation or standard adopted by the American Stock Exchange ("AMEX"), including Section 713 of the AMEX Listing Standards, Policies and Requirements ("Section 713"). In the event that after the Initial Closing a proposed issuance of Additional Notes and Preferred Stock would cause the violation of Section 713, the Company shall take the following measures prior to issuing such Additional Notes and Preferred Stock:

         (1) Within forty-five (45) days of notice from the Investors of their intent to purchase Additional Notes, the Company shall take all action necessary in accordance with applicable law and the Company's articles of incorporation and bylaws to hold and convene a meeting of the Company's shareholders at which the shareholders shall approve by the necessary vote, the issuance in full of the shares of Common Stock issuable upon conversion of the Additional Notes and Additional Preferred Stock. The Company's board of directors shall not postpone or adjourn such meeting, and the Company and its board of directors shall take all other actions necessary or advisable, to secure the vote or consent of the shareholders to approve the issuance in full of such shares of Common Stock. The time period for Subsequent Closings in Section 2.02(b) shall be tolled for the time required to take any actions described in this Section 3.05(1).

(2) Once necessary shareholder approval has been obtained pursuant to Section 3.05(1) above, the Company shall issue the proposed Additional Notes and Preferred Stock to the Investors pursuant to Section 2.01 above.

SECTION 3.06 AMENDING ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK.

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


         Notwithstanding anything to the contrary stated herein, after the Initial Closing, in no event shall the Company issue to any Investor or Investors any Preferred Stock convertible into shares of Common Stock that, when added to the shares of Common Stock currently outstanding as of the date hereof plus the shares of Common Stock issuable upon conversion of the Preferred Stock issued in the Initial Closing would exceed 200,000,000 shares, unless the Company has first amended its Articles of Incorporation and increased the authorized shares of Common Stock in order to insure that there are duly authorized a sufficient number of shares of Common Stock in order to accommodate a conversion of any shares of Preferred Stock issued in a Subsequent Closing. The Company agrees to promptly effect such amendment to increase the authorized number of shares of Common Stock.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES/INDEMNIFICATION

SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to each Investor on the date hereof and at and as of each Closing, except as set forth in the SEC Documents specifically referenced herein and except as specifically set forth on the Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Exhibit E, the following:

          (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The material subsidiaries of the Company are listed on Schedule 4.01(a) hereto (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary is a direct or wholly owned subsidiary of the Company, is duly organized, validly existing and in good standing under the laws of its respective jurisdiction, except as disclosed in Schedule 4.01(a). Each of the Company and its Subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

          (b) Capitalization. On the date hereof, the authorized capital of the Company consists of Two Hundred Million (200,000,000) shares of Common Stock, par value $.001 per share, of which One Hundred Twenty Five Million Nine Hundred Thirty-One Thousand Nine Hundred Sixty Five (125,931,965) shares are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof set forth in the Company's SEC Documents filed with the Commission. Except as set forth in Schedule 4.01(b), the SEC Documents and the Transaction Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) all the issued and outstanding shares of each Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

          (c) Notes, Preferred Stock and Common Stock. The Notes, Preferred Stock and Common Stock issuable upon conversion thereof to be issued pursuant to this Agreement have been duly authorized and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all pledges, liens, restrictions and all encumbrances, and will conform to the description thereof set forth in the Transaction Documents, except (i) (A) pursuant to the Transaction Documents and (B) restrictions on transfer under state and/or federal securities laws and
     (ii) subject to (A) compliance with AMEX rules as described in Section 3.05 above and (B) compliance with Section 3.06 above.

          (d) Reporting Company Status. The Common Stock is registered under
     Section 12 of the Exchange Act. The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under the Exchange Act. The Common Stock is listed and traded on the AMEX, and the Company is not aware of any pending or contemplated action or proceeding of any kind pursuant to which trading of the Common Stock may be suspended or the Company de-listed.

          (e) Authorized Shares. The Company has legally available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the conversion of the Preferred Stock under the terms of this Agreement, subject to compliance with Section 3.06 above.

          (f) Legality. The Company has the full legal right, requisite corporate power and authority to enter into this Agreement and all of the Transaction Documents and to perform the transactions contemplated hereby, including the issuance and delivery of the Notes, Preferred Stock and Common Stock issuable upon conversion thereof under the terms of this Agreement, subject to compliance with Sections 3.05 and 3.06 above.

          (g) Transaction Documents. The Transaction Documents and the transactions contemplated therein, have been duly and validly authorized by the Company and the Transaction Documents, when executed and delivered by the Company, will each be, a legal, valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

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

          (h) Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Transaction Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any Subsidiary, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or a Subsidiary is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any Subsidiary or any of its properties or assets, which is likely to result in a Material Adverse Effect.

          (i) Approvals. No authorization, approval, consent or other order of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the execution, delivery or performance of this Agreement and the other Transaction Documents, subject to compliance with AMEX rules as described in Section 3.05 and increasing the amount of authorized Common Stock as described in Section 3.06.

          (j) SEC Filings. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (k) Absence of Certain Changes. Except as disclosed in the SEC Documents and in the Schedule of Exceptions, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

          (l) Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Investors (i) that could reasonably be expected to have a Material Adverse Effect or materially effect the financial statements of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Transaction Documents. The representations and warranties of the Company set forth in this Agreement and the Schedule of Exceptions hereto do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          (m) Title to Properties; Liens and Encumbrances. Except as disclosed in Schedule 4.01(m), the Company has good and marketable title to all of its properties and assets, both real and personal, reflected in the SEC Documents and none of such properties is subject to a lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements included in the SEC Documents, or
     (ii) those which are not material and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.

          (n) Patents and Other Proprietary Rights. Except as disclosed in
     Schedule 4.01(n) or the SEC Documents, (i) the Company or a Subsidiary owns or has obtained valid and enforceable licenses or options for all inventions, patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted ("Intellectual Property"), (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the SEC Documents that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect;
     (d) there is no pending or, to the Company's or a Subsidiary's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or a Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims, and the Company's business does not and would not conflict with or constitute an infringement on the rights of others.

          (o) Compliance. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, as now conducted, except where the failure to have such franchise, permits, licenses or authority would not have a Material Adverse Effect. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority. Neither the Company nor any of its Subsidiaries has been advised, nor has reason to believe that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

          (p) Absence of Litigation. Except as disclosed in the SEC Documents or in Schedule 4.01(p), there is (i) no legal or governmental action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending; (ii) to the Company's knowledge, no inquiries, investigations, or legal or governmental actions, suits, or proceedings threatened to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and (iii) no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.

          (q) No Default. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its articles of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound which could reasonably be expected to have a Material Adverse Effect and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or any of its Subsidiaries as defined in such documents and which would have a Material Adverse Effect.

          (r) Insurance. The Company and its Subsidiaries maintain property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate to protect the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company, or any of its Subsidiaries, presently in force.

          (s) Taxes. Except as disclosed in Schedule 4.01(s), all applicable tax returns required to be filed by the Company have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its Subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its Subsidiaries to be due and payable or otherwise required to be paid by applicable laws have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a Material Adverse Effect.

          (t) Transfer Taxes. All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Notes and Preferred Stock to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

          (u) Foreign Corrupt Practices Act. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accurate and complete records of stock, options and warrants issued or granted by the Company are maintained.

          (v) Investment Company Act. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, is not currently conducting, and does not intend to conduct its business in a manner which would cause it to become, an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (w) Private Offering. Subject to the accuracy of the Investor's representations and warranties set forth in Article 4 hereof, the offer, sale and issuance of (i) Notes and the Preferred Stock and (ii) the issuance of Common Stock upon conversion of the Preferred Stock, are exempt from the registration requirements of the Securities Act.

          (x) Environmental Matters. Except as disclosed in Schedule 4.01(x), neither the Company and its subsidiaries, nor to the Company's knowledge, after due inquiry, has any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries and no such real property has ever been used (either by the Company and its subsidiaries, to the Company's knowledge, after due inquiry, by any other person) as a generation, treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminants, (b) any asbestos or insulation or other material composed of or containing asbestos and (c) any petroleum product or any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

          (y) Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby. The Company is eligible to register the resale of the Common Stock issuable upon conversion of the Preferred Stock by the Investors on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that reasonably could be expected to prohibit or delay the preparation, filing or effectiveness of a registration statement on Form S-3 that will be available for the resale of the Common Stock by the Investors.

          (z) Related Party Transactions. Except as disclosed in the SEC Documents or Schedule 4.01(z), no transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director.

          (aa) Listing. The Company shall comply with all requirements of the AMEX with respect to the issuance of Common Stock and shall use its best efforts to have the Common Stock into which the Preferred Stock is convertible listed on the AMEX on or before the first date that any Registration Statement pursuant to the Registration Rights Agreement is declared effective by the Commission.

          (bb) Non-Public Information. The Company has not disclosed to any Investor information that would constitute material non-public information as of the Closing Date.

          (cc) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company it its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

SECTION 4.02 REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor hereby represents and warrants to the Company that:

          (a) Authorization. Investor has full power and authority to enter into the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except to the extent that enforcement of each of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

          (b) Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to Company, which by its execution hereof Investor hereby confirms, that the Notes to be received by the Investor, the Preferred Stock, and the Common Stock issuable upon conversion of the Preferred Stock (collectively, the "Securities") will be acquired for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (c) Disclosure of Information. Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, and the business, properties, prospects and financial condition of the Company. The Investor acknowledges that he has read and understand the SEC Documents. The foregoing, does not in any way limit or modify the representations and warranties of the Company in Section 4.01 (or the indemnification contained in Section 4.03) of this Agreement or the right of Investor to rely thereon.

          (d) Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

          (e) Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (f) Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Notes or Preferred Stock unless the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.02, and

               (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (ii) Investor shall (1) have notified the Company of the proposed disposition and shall have furnished to the Company a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (iii) It is understood that the certificates evidencing the securities may bear the following legend:

          "These securities have not been registered under the Securities
          Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Securities Act."

               (iv) The Investor understands that the Notes and Preferred Stock are not detachable and that one cannot be transferred without the other.

          (h) Acknowledgement of Understanding of Sections 3.05 and 3.06. Pursuant to Section 3.05 above, the Investor understands that as of the Initial Closing, Schedule I hereto sets forth the maximum number of shares of Preferred Stock and shares of Common Stock into which the Preferred Stock is convertible that the Company may issue without obtaining a shareholder vote approving further issuance. Investor further acknowledges that under no circumstances shall the Company issue Additional Notes and Preferred Stock if such issuance would result in a violation of Section 713 or if upon conversion of the Preferred Stock the Company would be required to issue a greater number of shares of Common Stock than authorized by the Articles of Incorporation.

          (i) Purchasers Non-Involvement in Corporate Governance. The Purchasers hereby acknowledge that they have not nor will they take any action to impact the corporate governance of the Company in any manner, other than voting on matters submitted to the shareholders for their vote. The Purchasers acknowledge that they will have no involvement in the management of the Company or personnel issues of the Company and each Purchaser agrees, without limitation, that the following shall be true: (A) the board of directors shall maintain the directors and officers insurance policy ("D&O Insurance") currently in place, or if such D&O Insurance should change or terminate for any reason, will obtain an appropriate tail policy;
     (B) all existing employment contracts between current employees or management and the Company or any of its subsidiaries, and all terms of such contracts in effect at the time of the Initial Closing, shall continue to be honored by the Company, including current compensation levels and all benefits. Notwithstanding the above, the board of directors may, at its discretion, assign to any such employees new positions and/or titles with new duties and obligations of an appropriate stature; and (C) retired senior management receiving extended health coverage pursuant to agreements in place between each such individual and the Company and in effect at the time of the Initial Closing shall continue to receive such health coverage for the duration of the relevant agreement. Notwithstanding the foregoing acknowledgement and agreement, the Purchasers disclaim control over any of the matters included in Section 4.02(i), other than exercising their voting rights as shareholders. The inclusion of Section 4.02(i) in the Agreement shall not be deemed an admission that the Purchasers control such matters, by implication, agreement or otherwise.

         (j) No Short Position. Investor does not have any short position in the Common Stock.

SECTION 4.03 INDEMNIFICATION. The Company shall indemnify, defend and hold each Investor and any affiliate of any Investor (each, an "Indemnified Party") harmless from and against any loss, cost, expense (including reasonable attorneys' fees) or liability incurred by, or any claim or cause of action made against, an Indemnified Party arising out of or related to any breach by the Company of any representation or warranty contained herein or in any of the Transaction Documents (each of which shall survive the execution and delivery of the Transaction Documents and closing of the transactions contemplated therein) or any breach by the Company of any covenant or agreement included herein or in the Transaction Documents (each of which shall survive until fully performed).


                                    ARTICLE V
                                   CONDITIONS

SECTION 5.01 CONDITIONS OF INVESTOR AT THE CLOSING. The obligation of each Investor to purchase the Notes and Preferred Stock at each Closing shall be subject to the satisfaction of each of the following conditions:

     (a) The representations and warranties of Company contained in Article 4 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     (b) The Company shall have executed, and delivered to the Investors all Transaction Documents and have performed and complied with all agreements, obligations and conditions contained in this Agreement and the Transaction Documents that are required to be performed or complied with by it on or before the Closing, including, without limitation, the filing of a UCC-1 financing statement and the execution, delivery or filing of any other instruments pursuant to the terms of the Security Agreement.

     (c) The Chief Executive Officer and Chief Financial Officer of the Company, on behalf of the Company, shall deliver to Investor at the Closing a certificate stating that the conditions specified in Sections 5.01(a) and (b) have been fulfilled and stating that there shall have been no Material Adverse Effect since May 31, 2003.

     (d) All authorizations, approvals, or permits, if any, of the board and shareholders of the Company and of any Governmental Authority or third party that are required in connection with the lawful issuance and sale of the Securities or performance of the Company's obligations pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     (e) There shall be no Event of Default (as defined in Section 7.01).

     (f) The investors shall have received legal opinions from such counsel to the Company and in such form and substance as are satisfactory to each of the Investors.

     (g) There shall not have occurred any event which in each Investor's reasonable judgment impacts in a significant manner the value of such Investors' Notes or Preferred Stock previously acquired or to be acquired, including, without limitation, loss of customers, incurrence of debt, decline in revenues, reduction in gross margins, changes in management, labor stoppages or actions, filing of shareholder lawsuits against the Company, commencement of any litigation by or against the Company, and the commencement or threatened commencement of any proceeding challenging the transactions contemplated hereby or that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the transactions contemplated hereby.

     (h) All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each of the Investors and their counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     (i) Each of the Investors shall have completed their due diligence investigation applicable to each such Closing to such Investor's satisfaction.

SECTION 5.02 CONDITIONS OF COMPANY. The obligations of the Company to an Investor under this Agreement are subject to each of the following conditions:

     (a) The representations and warranties of such Investor contained in
Section 4.02 shall be true on and as of the Closing.

     (b) The Investor shall have funded the Principal Amount as set forth in
Schedule I hereto.

     (c) All authorizations, approvals, or permits, if any, of the Board and shareholders of Investor, and any Governmental Authority or third party that are required in connection with the lawful purchase of the Securities or performance of the Investor's obligations pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                   ARTICLE VI
                                    COVENANTS

SECTION 6.01 AFFIRMATIVE COVENANTS. So long as any of the Notes shall remain unpaid, Company agrees with each Investor that:

     (a) PRESERVATION OF EXISTENCE. Company will maintain and preserve, through itself or any successor to its business, its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its material properties.

     (b) PAYMENT OF TAXES. Company will pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Company, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings, are adequately reserved against in accordance with generally accepted accounting principles, or are in amounts outstanding that such failure to pay would not have a Material Adverse Effect

     (c) COMPLIANCE WITH LAWS. Company will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent failure to so comply would not have a Material Adverse Effect.

     (d) MAINTENANCE OF PROPERTIES. Company will use commercially reasonable efforts to maintain and preserve all of its material properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

     (e) LICENSES. Company will use commercially reasonable efforts to obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Transaction Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except where the failure to do so would not have a Material Adverse Effect.

     (f) NOTICE OF DEFAULTS AND EVENTS OF DEFAULTS. Company shall provide to Investors, as soon as possible and in any event within three (3) days after the occurrence thereof, written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.

     (g) FURTHER ASSURANCES AND ADDITIONAL ACTS. Company will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Investor shall deem reasonably necessary or appropriate to effectuate the purposes of the Transaction Documents, and promptly provide Investor with evidence of the foregoing reasonably satisfactory in form and substance to Investor.

SECTION 6.02 NEGATIVE COVENANTS. So long as any of the Notes shall remain unpaid, Company agrees with each Investor that it shall not, without the prior written consent of Investors representing a majority in interest of Notes that remain unpaid:

     (a) LIENS. Create or suffer to exist any Lien on any assets of the Company, except Permitted Liens and Liens incurred in the ordinary course of business consistent with the Company's annual business plan as adopted by the board of directors.

     (b) DEBT. Incur any Debt other than Permitted Indebtedness.

     (c) SALE OF ASSETS. Sell, transfer or otherwise dispose of the Company's assets such as would require disclosure under Item 2 of Form 8-K pursuant to the rules and regulations promulgated by the Commission under the Exchange Act.

     (d) ACQUISITIONS. Enter into any agreement to consummate, or consummate, an acquisition that would require disclosure under Item 2 of Form 8-K pursuant to the rules and regulations promulgated by the Commission under the Exchange Act.

     (e) DISTRIBUTIONS. Declare or pay any dividends or make any distribution of any kind on the Company's capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company's capital stock, any options, any convertible securities or other rights to acquire shares of capital stock of the Company, except for the repurchase of such securities from former employees of or consultants to the Company at the original issue price paid therefor pursuant to contractual rights of the Company upon the termination of such employees' or consultants' employment by or provision of service to the Company.

     (f) AMENDMENT OF ARTICLES OF INCORPORATION. Amend, supplement, or otherwise modify any of the provisions of the Company's Articles of Incorporation or the Certificate of Designation, except to (i) maintain the Company's Common Stock on a national securities exchange, or (ii) as contemplated in Section 3.06 hereof.

     (g) INVESTMENTS. Make any investments except (i) Permitted Investments,
(ii) investments made in the ordinary course of business and (iii) acquisitions other than those that would require disclosure under Item 2 of Form 8-K pursuant to the rules and regulations promulgated by the Commission under the Exchange Act.

     (h) TRANSACTION WITH AFFILIATES. Transfer, sell, assign or otherwise dispose of any of its assets to any Affiliate or enter into any transaction directly or indirectly with or for the benefit of any Affiliate unless the monetary or business consideration arising therefrom would be as advantageous to the Company as the Company would obtain in a comparable arm's length transaction with a Person not an Affiliate.


                                   ARTICLE VII
                                EVENTS OF DEFAULT

SECTION 7.01 EVENTS OF DEFAULT. Any of the following events that shall occur shall constitute an "EVENT OF DEFAULT":

     (a) FAILURE TO PAY MATURITY VALUE AT MATURITY. The failure of the Company to pay the Maturity Value of any Note upon maturity.

     (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty by Company in this Agreement or any other Transaction Document shall prove to have been incorrect in any material respect when made.

     (c) FAILURE BY COMPANY TO PERFORM CERTAIN COVENANTS. Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document.

     (d) BANKRUPTCY. Company shall admit in writing its inability to pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Company shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Company pursuant to the Bankruptcy Code or any such other state or federal law; or Company shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Company property, or shall take any action to authorize any of the actions or events set forth above in this subsection; or an involuntary petition seeking any of the relief specified in this subsection shall be filed against Company; or any order for relief shall be entered against Company in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

     (e) CHANGE OF CONTROL. A change of Control shall have occurred.

     (f) SECURITY INTEREST. Company asserts that the Security Agreement is invalid or unenforceable, in whole or in part, or the Investors shall cease to have a perfected, first-priority security interest in any of the Collateral (as defined in the Security Agreement) owned of record or beneficially by the Company or its Subsidiaries.

SECTION 7.02  CURE; CONSEQUENCES OF DEFAULT.

     (a) CURE. Upon any such Event of Default (except for an Event of Default pursuant to Sections 7.01(a), (d) or (e) and, to the extent such breach is incapable of cure, Section 7.01(b)), the Company shall have thirty (30) days to cure such default after receipt of written notice of default from Investor specifying the nature of the Company's default. If the Company is unable to cure its default within such thirty (30) day period, Investor may, at its option, accelerate the Maturity Date in which case the pro-rated Maturity Value shall be immediately due and payable.

     (b) CONSEQUENCES OF DEFAULT. If an Event of Default occurs, all indebtedness under the Notes shall become immediately due and payable without any action on the part of the Investors, and the Company shall immediately pay to the Investors all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the highest rate permitted by applicable law from and after the Event of Default. The Company agrees to pay the Investors all reasonable out-of-pocket costs and expenses incurred by the Investors in any effort to collect indebtedness under the Notes, including reasonable attorney fees, and to pay interest at the highest rate permitted by applicable law on such costs and expenses to the extent not paid when demanded. The Investors shall also have any other rights which such Investors may have been afforded under any contract or agreement at any time and any other rights which such Investors may have pursuant to applicable law. The Investors may exercise any and all of their remedies under the Security Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.


                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its conflicts of law principles. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities, provided such transfer complies with the terms of this Agreement. This Agreement, the other Transaction Documents and the documents referred to herein and therein constitute the entire agreement among the parties and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

SECTION 8.02 NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when transmission is confirmed when sent by facsimile at the address and number set forth beneath the Company's and each Investor's signature below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 8.02, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 8.02; (c) five days after deposit in the U.S. mail with first class or certified mail (receipt requested) postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

SECTION 8.03 BENEFITS OF AGREEMENT. The Transaction Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Transaction Document.

SECTION 8.04 EXPENSES. The Company covenants and agrees with the Investors that the Company will pay or cause to be paid on the Initial Closing the following:
(a) the aggregate fees, disbursements and expenses of the Investors and Investors' counsels in connection with the issuance of the securities on the Initial Closing from the loan proceeds up to a total of $150,000.00, including up to $20,000 for counsel to Crestview Capital Funds, (this total will have deducted from it a credit to Eagle Broadband of $85,283.02), and (b) if the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Securities are not delivered to the Investors on the terms and conditions set forth herein, the Company shall reimburse the Investors for any reasonable attorneys' fees incurred in making preparations for the purchase, sale and delivery of the Securities not so delivered. The Investors shall provide the Company with invoices for such expenses and such expenses shall be deducted from the funding of the purchase price hereunder.

SECTION 8.05 PUBLIC ANNOUNCEMENTS. Neither party shall use the other's name nor refer to the other directly or indirectly in connection with the investment contemplated herein in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law, or with prior written consent. The parties agree that there will be no press release or other public statement issued by either party relating to this Agreement unless required by law or mutually agreed to, and further agree to keep the terms and conditions of such in strictest confidence, it being understood that this restriction shall not prohibit disclosure to the parties counsel, accountants and professional advisors. If either party determines that it is required by law to disclose the terms and conditions of this Agreement and the Note, or to file this Agreement or the Note with any governmental agency or authority, it shall, a reasonable time before making any such disclosure or filing, consult with the other regarding such filing and seek confidential treatment for such portions of those agreements as may be reasonably requested by the other. Notwithstanding the above, the Company may disclose the existence of this Agreement and the Note to bona fide potential investors who are under obligations of nondisclosure, similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company. In addition, the Company may disclose that a financial relationship exists between the parties hereto (but not the terms of such financial relationship) to customers, potential customers, strategic partners or potential strategic partners.

SECTION 8.06 SURVIVAL. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

SECTION 8.07 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority in interest of the then outstanding Notes purchased hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

SECTION 8.08 HEADINGS. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 8.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 8.10 DISPUTE RESOLUTION. The Parties agree to mediate any dispute or claim arising between them out of this Agreement before resorting to litigation. If, for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney's fees, even if they would otherwise be available to that party in any such action. The mediator for resolving all disputes hereunder shall be appointed by the mutual agreement of the parties within fifteen (15) business days of a written request for mediation by any party. If the parties fail to agree in good faith on a mediator within fifteen
(15) days, this Section 8.10 shall have no further effect. If the mediation does not resolve the dispute to the reasonable satisfaction of both parties within five (5) business days of commencement of such mediation, then either party may begin litigation proceedings. This requirement to mediate prior to the commencement of litigation is and shall be a condition precedent to the filing or commencement of litigation. Any litigation instituted prior to the conclusion of mediation shall be subject to dismissal and shall not be deemed to have been filed until after the conclusion of litigation. The foregoing is not intended to limit or delay the right of any Investor to seek a decree or order of specific performance or mandamus to enforce the observance and performance of any covenant, with or without mediation.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement, as of the date first above written.

EAGLE BROADBAND, INC.

By:
         -----------------------------
         Dr. H. Dean Cubley, CEO

Address:   101 Courageous Drive
           League City, Texas 77573
           Facsimile: 281-538-5370
           Attn.: Dr. H. Dean Cubley, CEO



INVESTOR

TENACORE HOLDINGS, INC.


By:
   --------------------------------------------------
Its:
    -------------------------------------------------

Address:   24100 El Toro Rd. PMB 311
           Laguna Woods, California 92653
           Facsimile: 714-549-7835
           Attn:         Brand Caso

         IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement, as of the date first above written.

EAGLE BROADBAND, INC.

By:
         ----------------------------
         Dr. H. Dean Cubley, CEO

Address:   101 Courageous Drive
           League City, Texas 77573
           Facsimile: 281-538-5370
           Attn.: H. Dean Cubley, CEO

INVESTOR

CRESTVIEW CAPITAL FUND II, L.P.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   95 Revere Drive, Suite F
           Northbrook, IL 60062
           Facsimile: 847-559-5807
           Attn:         Richard Levy

CRESTVIEW CAPITAL FUND I, L.P.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   See Crestview Capital Fund II, L.P.

CRESTVIEW CAPITAL OFFSHORE FUND, INC.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   See Crestview Capital Fund II, L.P.

                                   SCHEDULE I

Initial Closing:  October 2, 2003

--------------------------------------- ----------------------- ----------------- -----------------
Investor                                Principal Amount of     Shares of         Common Stock
                                        Notes                   Preferred Stock   Issuable
--------------------------------------- ----------------------- ----------------- -----------------
Crestview Capital Funds                 $1,250,000                 833,333        12,291,661
--------------------------------------- ----------------------- ----------------- -----------------
Tenacore Holdings, Inc.                 $1,750,000               1,166,666        17,208,323
--------------------------------------- ----------------------- ----------------- -----------------


Subsequent Closing:  __________, 2003

--------------------------------------- ----------------------- ----------------- -----------------
Investor                                Principal Amount of     Shares of         Common Stock
                                        Notes                   Preferred Stock   Issuable
--------------------------------------- ----------------------- ----------------- -----------------

--------------------------------------- ----------------------- ----------------- -----------------

--------------------------------------- ----------------------- ----------------- -----------------

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                                 PROMISSORY NOTE

$___________                                                     October 2, 2003

Houston, Harris County, Texas

FOR VALUE RECEIVED, Eagle Broadband, Inc., a Texas corporation ("Maker" or "Company"), hereby promises to pay to the order of _____________ ("Holder" or "Investor"), the principal sum of ___________________ Dollars ($___________), upon the Maturity Date as defined in that certain Purchase Agreement between Company and Investor, dated as of the date hereof, the terms and conditions of which are hereby incorporated by reference ("Agreement"). This Promissory Note (the "Note") shall not bear interest except as set forth in Section 7.02 of the Agreement, and shall mature upon the Maturity Date and have a Maturity Value as set forth in Section 3.01 of the Agreement. Prepayment of the principal amount may be made either in whole or in part at any time without penalty or premium, pursuant to Section 3.02 of the Agreement. In the event that any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

This Note is one of a series of notes (the "Notes") having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in connection with the Initial Closing in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

Payment shall be made by Maker to Holder at the offices of Investor or to such other office and account of Holder as Holder from time to time shall designate in a written notice to Maker.

The Company's obligations hereunder shall be secured pursuant to a Security Agreement in the form attached to the Agreement as Exhibit D.

If any action is instituted to collect this Note, Maker hereby agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

In case this Note shall be mutilated, lost, stolen or destroyed, Maker shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to Maker of the loss, theft or destruction of such Note. This Note may not be modified orally. This Note is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.02 of the Agreement. The provisions of this Note shall be binding upon Maker and its respective successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

The Maker has caused this Promissory Note to be issued as of the date first above written.


EAGLE BROADBAND, INC.

By:
         -------------------------------------------
         Dr. H. Dean Cubley, Chief Executive Officer

                                    EXHIBIT B

                       FORM OF CERTIFICATE OF DESIGNATION

                                   [attached]

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   [attached]

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 2, 2003 (this "Agreement"), is entered into by and between EAGLE BROADBAND, INC., a Texas corporation (the "Company") and each of the undersigned purchasers (each, a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, in connection with the Purchase Agreement by and among the parties hereto of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Purchasers shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), which will be immediately convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designation; and

         WHEREAS, to induce the Purchasers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (as so amended, the "Securities Act"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (i) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the Securities and Exchange Commission (the "Commission").

         (ii) "Registrable Securities" means collectively, the Conversion Shares available for conversion from the Series A Preferred actually purchased by the Purchaser and any shares of capital stock issued or issuable with respect to the Conversion Shares or the Series A Preferred as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on conversion of the Series A Preferred as of the date the registration is filed with the Commission.

         (iii) "Registration Statement" means a registration statement of the Company filed under the Securities Act.

         (iv) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

2. Registration.

(a) Demand Registration. The Company shall prepare and, as soon as practicable but in no event later than fifteen (15) days from the date of receipt by Company of Purchaser's written demand to register a specific number of Conversion Shares (the "Required Filing Date"), Company shall file with the Commission a Registration Statement on Form S-3, covering resale of the Registrable Securities which the Purchasers have requested be registered. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of
Section 2(c).

The Company shall use its best efforts to cause any such Registration Statement to become effective within the earliest to occur of (i) if the Commission elects not to conduct a review of the Registration Statement, the date which is three
(3) business days after the date upon which either the Company or its counsel is so notified in writing; or (ii) if the Registration Statement is reviewed by the Commission, the date which is three (3) business days after the date upon which the Company or its counsel is notified by the Commission in writing that the Commission has no further comments with respect to the Registration Statement, or that the Registration Statement may be declared effective, provided, however, that such date shall not be more than sixty (60) days from the actual initial filing date of the Registration Statement. The earliest of such dates is referred to herein as the "Required Effective Date." Notwithstanding the use of the terms "Required Filing Date" and "Required Effective Date" herein, the Company shall at all times use its best efforts to file each required Registration Statement or amendment to a Registration Statement 15 days after the Company receives Purchaser's written demand for registration and to cause each such Registration Statement or amendment to become effective as soon as possible thereafter. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of the date on which all of the Registrable Securities have been sold (the "Registration Period").

(b) Piggyback Registration. (i) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a Registration Statement relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

(A) provide to the Purchasers written notice thereof as soon as practicable prior to filing the Registration Statement; and

(B) include in such Registration Statement and in any underwriting involved therein, all of the Registrable Securities specified in a written request by the Purchasers made within fifteen (15) days after receipt of such written notice from the Company.

(ii) If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to this Section. In such event, the rights of the Purchasers hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that the Purchasers propose to distribute their securities through such underwriting, the Purchasers shall (together with the Company and any other security holders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (provided, however, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to the exclusion of any securities held by officers and directors of the Company or their affiliates or the Company's other existing security holders, and (b) the Company shall not enter into any agreement that would provide any security holder with rights in connection with an underwritten offering that are equal to or greater than the priority granted to the Purchasers hereunder). The Company shall so advise any of its other security holders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated first to the Purchasers in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Purchasers at the time of the filing of the Registration Statement, and then to all other security holders of the Company in proportion, as nearly as practicable, to the respective amounts of registrable securities (as defined in such registration rights agreement) held by such other security holders at the time of the filing of the Registration Statement. If the Purchasers disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(c) Eligibility for Form S-3. The Company represents and warrants that it meets all of the requirements for the use of Form S-3 for the Registration of the sale by the Purchaser and any transferee who purchases the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(d) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the Commission on or before the applicable Required Filing Date or (B) declared effective by the Commission on or before the applicable Required Effective Date or (ii) on any day after the Registration Statement has been declared effective by the Commission sales of all the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, or a failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement), then, as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Purchasers an aggregate per diem amount of Two Thousand Dollars ($2000). The payments to which the Purchasers shall be entitled pursuant to this
Section 2(d) are referred to herein as "Registration Delay Payments". Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third business day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month, or the maximum rate permitted by applicable law, if less, (prorated for partial months) until paid in full.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a) Promptly prepare and file with the Commission the Registration Statements required by Section 2 of this Agreement and such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectuses used in connection with such Registration Statements, each in such form as to which the Purchasers and their counsel shall have approved, as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements, which Registration Statements (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement;

(c) Permit counsel to the Purchasers to review and comment upon a Registration Statement and all amendments and supplements thereto at least five (5) days prior to their filing with the Commission, and not file any document in a form to which such counsel reasonably objects; and not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld;

(d) Furnish to the Purchaser and its legal counsel any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, and promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of its Registrable Securities;

(e) Use best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;

(f) As promptly as practicable after becoming aware thereof, notify the Purchasers of any need to suspend use of the prospectus included in the Registration Statement, including as a result of the occurrence of any event, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to such Registration Statement or other appropriate filing with the Commission to allow the resumption of the use of such prospectus and to deliver a number of copies of such supplement or amendment to the Purchaser as the Purchaser may reasonably request;

(g) As promptly as practicable after becoming aware of such event, notify the Purchasers (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any stop order or other suspension of the effectiveness of any Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness (the occurrence of any of the events described in paragraphs (f) and (g) of this Section 3 is referred to herein as a "Blackout Event");

(h) During the period commencing upon (i) the Purchaser's receipt of a notification pursuant to Section 3(f) above or (ii) the entry of a stop order or other suspension of the effectiveness of the Registration Statement described in
Section 3(g) above, and ending at such time as (x) the Company shall have completed the applicable filings (and if applicable, such filings shall have been declared effective) and shall have delivered to the Purchaser the documents required pursuant to Section 3(f) above, suspend the use of any prospectus used in connection with any Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission;

(i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend or subject to any "stop transfer" order) for the Registrable Securities to be offered pursuant to any Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request, and registered in such names as the Purchasers may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers) an appropriate instruction and opinion of such counsel;

(j) The Company shall make available for inspection during normal business hours by (i) any Purchaser, (ii) one counsel retained by the Purchasers and (iii) one firm of accountants or other agents retained by the Purchasers (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by the Inspectors, and cause the Company's officers, directors and employees to supply all information which the Inspectors may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to a Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (y) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or governmental body of competent jurisdiction, or (z) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge; provided further, however, that if an Inspector discloses non-public material information to a Purchaser as part of an Inspector's review of Company Records, each such Purchaser hereby agrees that it will not purchase or sell any Company securities until such material non-public information is disclosed to the public. Each Inspector (or Purchaser, if applicable) agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential;

(k) The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at the Purchaser's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(l) The Company shall use its best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed continuously throughout the Registration Period on each securities exchange or market, if any, on which equity securities issued by the Company are then listed;

(m) The Company shall maintain an independent, recognized transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement;

(n) If requested by a Purchaser, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as a Purchaser requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(iii) supplement or make amendments to any Registration Statement if requested by a holder of such Registrable Securities;

(o) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities;

(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder;

(q) Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission;

(r) In addition to the Company's obligations under Sections 3(b), 3(f) and 3(g) and under the Securities Act, within five (5) business days of the last date of each fiscal quarter of the Company while a Registration Statement is effective or required to be effective, the Company shall deliver to each Purchaser a supplement (each a "Supplement") to the prospectus included in such Registration Statement which updates (as of the last date of such fiscal quarter of the Company) the information contained in the Registration Statement relating to (i) the total number of shares of Series A Preferred outstanding, (ii) the total number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred, (iii) the number of shares of Common Stock beneficially owned by each Purchaser whose shares are included in the Registration Statement, and (iv) the number of shares of Common Stock being offered by each Purchaser whose shares are included in the Registration Statement. On the last business day of each fiscal quarter of the Company while a Registration Statement is effective or required to be effective, the Company will deliver a written request to each Purchaser for information to be included in the Supplement. On the date the Company delivers the Supplement to the Purchasers, the Company shall file the Supplement with the SEC under Rule 424(b)(3) of the Securities Act, or if the Supplement may not be filed under Rule 424(b)(3) of the Securities Act, then under such other applicable provisions of the Securities Act; and

(m) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchasers of Registrable Securities pursuant to a Registration Statement.

4. Obligations of the Purchaser. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

         (a) Furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. The intended method or methods of disposition and/or sale (Plan of Distribution) of the Registrable Securities as so provided by the participating Purchaser shall be included without alteration in any Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Purchaser. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Purchasers of the information the Company requires from the Purchasers if the Purchasers elect to have any of its Registrable Securities included in such Registration Statement;

(b) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any Blackout Event of the kind described in Section 3(f) or 3(g) above, it will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) shall be furnished to such Purchaser; and

(c) Each Purchaser agrees that it is responsible for the fees and expenses of each Inspector for any services rendered by such Inspector to Purchaser as set forth in Section 3(j) above.

5. Expenses of Registration. Other than underwriting discounts and commissions, all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, and the fees and expenses of one counsel to the Purchasers in an amount not to exceed $5,000, shall be borne by the Company.

6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company will indemnify and hold harmless each Purchaser, each of its officers, shareholders, members, directors and partners, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue or alleged statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall, subject to the provisions of Section 6(b) below, reimburse each Purchaser, promptly as such actual damages are incurred and are due and payable, for reasonable legal and court costs, incurred by it in connection with the defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser will severally and not jointly indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Purchaser, expressly for use in connection with the preparation of the Registration Statement, subject to the same limitations and conditions that would apply hereunder if the indemnifying party were the Company rather than a Purchaser, and the Indemnified Person were a Purchaser, rather than the Company; and provided, that no Purchaser shall be liable for Claims that exceed the net proceeds to such Purchaser from the resale of any Registrable Securities (i.e., proceeds net of underwriting discounts, fees, commissions and any other expenses payable by such Purchaser).

(b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable attorney's fees and court costs to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Purchaser, and such legal counsel shall be selected by the Purchaser. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this
Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such actual damage or liability is incurred and is due and payable.

(c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation, or (ii) includes any non-monetary form of relief relating to such Indemnified Person.

(d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and the Purchasers in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 6(d), any Purchaser, its officers, shareholders, members, directors, partners or any person controlling such Purchaser is or are held liable with respect to any Claim for which they would be entitled to indemnification hereunder but for this Section 6(d) in an amount which exceeds the net proceeds received by such Purchaser from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse such Purchaser for such Excess Liability.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchaser and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

8. Reports Under Exchange Act. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to the Purchaser, so long as Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Purchaser to sell such securities pursuant to Rule 144 without registration.

9. Assignment of the Registration Rights. The rights under this Agreement shall be automatically assignable by the Purchasers to any transferee of all or any portion of Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company prior to such assignment; (ii) the Company is, prior to such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Purchasers and the Company.

11. Miscellaneous.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when transmission is confirmed when sent by facsimile at the address and number set forth beneath the Company's and each Investor's signature below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 11(b), or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this
Section 11(b); (c) five days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein and in the other Transaction Documents (as defined in the Purchase Agreement). This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The Company acknowledges that any failure by the Company to perform its obligations under Section 2(a), or any delay in such performance could result in direct damages to the Purchaser, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay.

                  (i) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.

     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK, SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY

EAGLE BROADBAND, INC.

By:
         --------------------------
         Dr. H. Dean Cubley, CEO

Address:   101 Courageous Drive
           League City, Texas 77573
           Facsimile: 281-538-5370
           Attn.: Dr. H. Dean Cubley, CEO


INVESTOR

TENACORE HOLDINGS, INC.


By:
   --------------------------------------------------
Its:
    -------------------------------------------------

Address:   24100 El Toro Rd. PMB 311
           Laguna Woods, California 92653
           Facsimile: 714-549-7835
           Attn:         Brand Caso

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY

EAGLE BROADBAND, INC.

By:      ----------------------------
         Dr. H. Dean Cubley, CEO

Address:   101 Courageous Drive
           League City, Texas 77573
           Facsimile: 281-538-5370
           Attn.: H. Dean Cubley, CEO


INVESTOR

CRESTVIEW CAPITAL FUND II, L.P.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   95 Revere Drive, Suite F
           Northbrook, IL 60062
           Facsimile: 847-559-5807
           Attn:        Richard Levy

CRESTVIEW CAPITAL FUND I, L.P.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   See Crestview Capital Fund II, L.P.


CRESTVIEW CAPITAL OFFSHORE FUND, INC.

By:  Kingsport Capital Partners, LLC
         Its General Partner

     By
        -------------------------------------------
     Its
         ------------------------------------------

Address:   See Crestview Capital Fund II, L.P.

                                    EXHIBIT D

                           FORM OF SECURITY AGREEMENT

                                   [attached]

                               SECURITY AGREEMENT



         This Security Agreement, dated as of October 2, 2003 (the "Agreement"), is made by and among EAGLE BROADBAND, INC., a Texas corporation ("the Company"), and each of its subsidiaries (each a "Subsidiary" and together with Eagle the "Company"), in favor of those parties listed on the signature page hereto (each a "Secured Party" and collectively the "Secured Parties") and Tenacore Holdings, Inc. as collateral agent for the benefit of the Secured Parties (in such capacity, "Collateral Agent").


                               W I T N E S S E T H


                  WHEREAS, the Company and Secured Parties have on the date hereof entered into that certain Purchase Agreement ("Purchase Agreement"), pursuant to which the Company issued to the Secured Parties certain promissory notes (each a "Note" and collectively the "Notes");

                  WHEREAS, the Purchase Agreement requires that the Company execute and deliver a security agreement pursuant to which the Company will grant to the Secured Parties a first priority lien on all of its assets, including, without limitation, its accounts and accounts receivable, investment property, goods, equipment and inventory, and the Company wishes to grant such a lien to the Secured Parties pursuant to this Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants contained in the Purchase Agreement and contained herein, the parties hereby agree as follows:

         1. Definitions. All terms defined in the UCC (as defined below) and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below in this Section 1 or in the referenced Section of this Agreement:

                   "Accounts" and "Accounts Receivable" means all of the Company's "accounts", as such term is defined in the UCC, including each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, a rendering of services, a loan, the overpayment of taxes or other liabilities, or otherwise under any contract or agreement; whether such right to payment is created, generated or earned by the Company or by some other Person who subsequently transfers such Person's interest to the Company, irrespective of whether such Person's right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced; all other rights and interests (including all Liens) which the Company may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to present and future Contract Rights, loans and receivables, including credit card receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

                   "Chattel Paper" has the meaning given that term in the UCC.

                   "Collateral" means all of the Company's Accounts, Accounts Receivable, Contract Rights, all Chattel Paper, including Electronic Chattel Paper and Tangible Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, including Payment Intangibles, Software, Goods, Instruments, including any Promissory Notes, Inventory, Investment Property, Letter-of-Credit Rights and all Supporting Obligations; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of Goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any Equipment or Goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such Goods; and (v) proceeds of any and all of the foregoing.

                    "Contract Rights" includes, without limitation, "contract rights" as now or formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

                   "Deposit Accounts" means a demand, time, savings, passbook, or other similar account maintained by a bank. The term does not include Investment Property or accounts evidenced by an Instrument.

                   "Documents" has the meaning given that term in the UCC.

                   "Electronic Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

                   "Equipment" means all of the Company's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, hardware, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by the Company.

                   "General Intangibles" means all of the Company's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including without limitation, rights to payment for credit extended; deposits; amounts due to the Company; credit memoranda in favor of the Company; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Company to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, computer data; tapes, disks, semi-conductor chips and printouts; trade secrets rights, copyrights and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Company in the nature of intellectual property or otherwise, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Company or credit extended or services performed, by the Company, whether intended for an individual customer or the general business of the Company.

                   "Goods" has the meaning given that term in the UCC.

                   "Instruments" has the meaning given that term in the UCC.

                   "Inventory" means all of the Company's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, work-in-process, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                   "Investment Property" means all of the Company's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                   "Letter-of-Credit Rights" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

                   "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                   "Obligations" means the unpaid principal amount of, and interest accrued on, the Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes and any other document executed and delivered in connection therewith or herewith, whether in the form of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                   "Payment Intangibles" means a General Intangible under which the Company's principal right is the right to receive payment from a third party.

                   "Permitted Liens" means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Company's business or operations as presently conducted and which have been approved by the Secured Parties, (iii) any existing Liens on property, accounts, or assets of the Company, and (iv) as to after acquired property, any Liens subject to which such property is acquired.

                   "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.

                   "Promissory Notes" means an instrument that evidences a promise to repay a monetary obligation, does not evidence an order to pay, and does not contain an acknowledgment by a bank that the bank has received for deposit a sum of money or funds.

                    "Pro Rata Share" means, when calculating a Secured Party's portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the outstanding principal amount of such Secured Party's Note or Notes and (ii) the denominator of which is the aggregate outstanding principal amount of all Notes issued under the Purchase Agreement.

                   "Security Interest" has the meaning given in Section 2.

                   "Software" means a computer program and any supporting information provided in connection with such computer program.

                   "Supporting Obligations," means a Letter-of-Credit Right, or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

                   "Tangible Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

                   "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas; provided, however, if by mandatory provisions of law, the perfection or the effect of perfection of the Security Interest granted hereunder in the Collateral is governed by the Uniform Commercial Code of a jurisdiction other than Texas, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions set forth herein relating to such perfection or effect of perfection.

         2.       Security Interest.

                  a. The Company hereby grants to the Secured Parties a security interest (the "Security Interest") in its Collateral to secure payment by the Company of the Obligations. The Security Interest is granted as security only and shall not subject Secured Party or any other secured party to, or in any way alter or modify, any obligation or liability of the Company with respect to or arising out of this Agreement, the Notes or the Purchase Agreement.

         b. Pursuant to the Purchase Agreement, it is contemplated there will be an initial closing in which Notes will be issued in a principal amount of $3,000,000. It is contemplated that in subsequent closings up to an additional $7,000,000 in Notes will be issued for an aggregate principal amount of $10,000,000 of Notes. Upon execution of this Agreement, each Secured Party hereby acknowledges that the holders of an aggregate of up to $10,000,000 of Notes will share pari passu in the rights of the Collateral set forth in this Agreement. Additionally, each party to this Agreement hereby acknowledges and agrees that they will share the Collateral pari passu if no additional Notes are issued subsequent to the initial closing as contemplated but if within the next eighteen months $7,000,000 of notes are issued in which such holders bargain for the first lien on the Collateral as described herein. In the event of such a transaction, such Secured Parties agree to enter into additional documentation that is usual and customary, including any intercreditor rights agreements if necessary, in order to reflect the intention of this Section 2(b).

         3. Representations, Warranties and Agreements. The Company represents, warrants and agrees as follows:

                  a. Organization. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (ii) is duly qualified and in good standing under the laws of each other jurisdiction in which failure to be duly qualified and in good standing would have a material adverse effect on its financial condition or operations.

                  b. Power and Authority; Authorization. The Company has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Security Interest on the Collateral pursuant to this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Security Interest on such Collateral pursuant to, this Agreement.

                  c. Validity. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                 d. No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of the Company and will not result in the creation or imposition of any Lien on any of the properties of the Company pursuant to any requirement of law or contractual obligation of the Company, or a default under any agreement to which the Company is a party, except as contemplated hereby.

                  e. No Consents, Etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Company), is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement; (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or (iii) the exercise by Secured Party of any rights provided for in this Agreement.

                  f. No Litigation. Except as disclosed in the documents filed by the Company with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company or with respect to any Collateral.

                  g. Title. The Company (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Company acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except the Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except the Permitted Liens, and (iv) will defend all Collateral against all claims or demands of all Persons other than the Secured Parties. The Company will not sell, transfer, convey, assign or otherwise dispose of, or grant any option with respect to the Collateral or any interest therein, without the prior written consent of the Secured Parties.

                  h. First Priority Security Interest. Simultaneously with the Closing of the Purchase Agreement, the Company shall file a Form UCC-1 financing statement in each jurisdiction in which such Form UCC-1 is required to perfect the Secured Party's Security Interest in the Collateral and shall provide to each Secured Party a stamped copy of the Form UCC-1 as filed. The filing of the requisite Form UCC-1 and execution of this Agreement are intended to create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations, and the Collateral Agent shall make all filings and take all other actions necessary or desirable to perfect and protect the Security Interest.

                  i. Validity of Security Interest. The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, and
         (ii) subject to the filings and actions described in Section 3(h) above, a perfected security interest in all Collateral.

                  j. Principal Office and Name. The Company's principal place of business is located at the address set forth in Section 10 hereunder. The Company will not change its name or business address without prior written notice to Secured Parties.

                  k. Protection of Security. The Company shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Secured Parties in the Collateral and the priority thereof against any Lien other than a Permitted Lien.

                  l. Rights to Payment. Each right to payment and each Instrument, Document, Chattel Paper and other agreement constituting or evidencing Collateral of the Company is (or will be when arising, issued or assigned to Secured Parties) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Company's records pertaining thereto as being obligated to pay such obligation. The Company will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

                  m. Fixtures. The Company will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

                  n. Covenants. The Company will:

                           (i) keep all tangible Collateral in good repair,
                  working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

                           (ii) promptly pay all taxes (other than income taxes
                  on the income of Secured Parties) and other governmental charges levied or assessed upon or against any Collateral;

                           (iii) keep accurate and complete records pertaining
                  to the Collateral;

                           (iv) promptly notify Secured Parties of any loss of
                  or material damage or material adverse change to any Collateral;

                           (v) maintain with financially sound and reputable
                  companies, insurance policies with respect to all Collateral against damage or loss by, without limitation, fire, theft, explosion, flooding or other casualties;

                           (vi) from time to time execute such financing
                  statements as Secured Parties may reasonably require in order to perfect or maintain the Security Interest;

                           (vii) execute, deliver or endorse any and all
                  instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Parties' rights under this Agreement, the Purchase Agreement and the Notes;

                           (viii) not use or keep any Collateral or permit it to
                  be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and

                           (ix) not exercise any right or take any action with
                  respect to the Collateral that would dilute or adversely affect Secured Party's rights in such Collateral or impose any restrictions upon the sale, transfer or disposition thereof;

                  o. Collateral in the Possession of a Bailee. If any Goods are at any time in the possession of a bailee, the Company shall promptly notify Secured Party thereof and, if requested by Secured Party, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without the further consent of the Company. Secured Party shall not give any such instructions unless an Event of Default (as defined below) has occurred and is continuing or would occur after taking into account any action by the Company with respect to the bailee.

                  p. Letter-of-Credit Rights. If the Company is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of the Company, the Company shall promptly notify the Collateral Agent thereof and, at the request and option of Collateral Agent, the Company shall, pursuant to an agreement in form and substance satisfactory to Collateral Agent, arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to Secured Parties of the proceeds of any draw-down under the Letter of Credit.

                  q. Power of Attorney. In the event of an Event of Default (as defined below), the Company hereby agrees to the irrevocable appointment of the Collateral Agent (as defined below), as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in its discretion, for the purpose of carrying out the terms of this Agreement, the Purchase Agreement and the Notes, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the transactions contemplated therein and herein. The rights and obligations of the Collateral Agent shall be subject to the terms and conditions of Sections 7.01 and 7.02 of the Purchase Agreement and
         Section 9 hereof.

         4. Event of Default and Cure. An Event of Default shall have the meaning set forth in Section 7.01 of the Purchase Agreement. The consequences of an Event of Default and the Company's right to cure such Event of Default are as set forth in Section 7.02 of the Purchase Agreement.


         5. Other Personal Property. Unless, at the time Secured Parties take possession of any tangible Collateral, or within seven days thereafter, the Company gives written notice to Secured Parties of the existence of any goods or other property of the Company which does not constitute part of the Collateral but which are located or found upon or included with such Collateral, describing such property, Secured Parties shall not be responsible or liable to the Company for any action taken or omitted by or on behalf of Secured Parties with respect to such property.

         6. Security Interest Absolute. All rights of the Secured Parties set forth in this Agreement, the Purchase Agreement and the Notes, including the Security Interest and all obligations of the Company hereunder, including the Obligations, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any portion of this Agreement, the Purchase Agreement, the Note, or any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company, in whole or in part, in respect of the Obligations and any other obligations under or this Agreement, the Purchase Agreement and the Notes.

          7. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations and all other amounts payable under this Agreement, the Purchase Agreement and the Notes. Upon the indefeasible payment in full of the Obligations and all other amounts payable under this Agreement, the Purchase Agreement and the Notes, and upon written acknowledgement by the Secured Parties of such payment in full, the Security Interest granted pursuant to this Agreement shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, Secured Parties shall (a) return to the Company such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement, and (b) execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

8. Cumulative Rights. The rights, powers and remedies of the Secured Parties under this Agreement shall be in addition to all rights, powers and remedies given to Secured Parties by virtue of any statute or rule of law or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Parties' Security Interest in the Collateral.

         9. Collateral Agent.

     a. Authorization and Action. Each Secured Party hereby appoints Tenacore Holdings, Inc. as collateral agent ("Collateral Agent") and authorizes Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement, the Purchase Agreement, the Notes and any other agreements, instruments or documents related hereto (collectively, the "Collateral Documents") as are delegated to Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of Collateral Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Collateral Agent. As to any matters not expressly provided for by this Agreement and the other Collateral Documents, Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the holders of more than a majority of the aggregate outstanding Notes ("Majority in Interest") and such instructions shall be binding upon all Secured Parties; provided, however, that except for action expressly required of Collateral Agent hereunder, Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Collateral Document unless it shall be indemnified to its satisfaction by the Secured Parties against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that Collateral Agent shall not in any event be required to take any action which exposes Collateral Agent to liability or which is contrary to this Agreement or any other Collateral Document or applicable law. Nothing in this Agreement or any other Collateral Document shall, or shall be construed to, constitute Collateral Agent a trustee or fiduciary for any Secured Party. In performing its functions and duties hereunder, Collateral Agent shall act solely as the agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     b. Delegation of Duties. Collateral Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact to perform any of Collateral Agent's duties under this Agreement and the other Collateral Documents. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     c. Duties and Obligations of Collateral Agent.

     (i) The duties and obligations of Collateral Agent hereunder shall consist of (A) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (B) exercising or refraining from exercising any rights, remedies or powers of Collateral Agent under the Collateral Documents or under applicable law in respect of all or any portion of the Collateral, (C) making any demands or giving any notices under the Collateral Documents; (D) effecting amendments to and granting waivers under the Collateral Documents, and (E) distributing payments to the Secured Parties of amounts received by it in connection with the Collateral, in each case of (A) through (D), in accordance with the instructions of holders of a Majority in Interest; provided, however, that, without the consent of all Secured Parties, Collateral Agent shall not, and may not be directed to, release any of the Collateral, except in connection with a sale or other disposition of Collateral permitted or as contemplated herein or in the Collateral Documents.

     (ii) Collateral Agent agrees to hold any Collateral in its possession or hereafter to be delivered to it pursuant hereto, for itself and for the benefit of Secured Parties, on and subject to the terms and conditions set forth herein.

     (iii) Beyond the exercise of reasonable care to assure the safe custody of Collateral in Collateral Agent's possession and the accounting for monies actually received by Collateral Agent hereunder, Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

     d. Limitation on Liability; Notices.

     (i) Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Collateral Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Collateral Agent (A) may treat any Secured Party as the holder of its Obligations for all purposes hereof unless and until Collateral Agent receives written notice of the assignment thereof signed by such Secured Party and Collateral Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original Secured Party hereto, in each case in form satisfactory to Collateral Agent, (B) may consult with legal counsel (including counsel to the Investors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (C) shall incur no liability to any Secured Party under or in respect of this Agreement or any other Collateral Document by acting upon any notice, consent, certificate, facsimile, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Collateral Document. Further, Collateral Agent
(A) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for the accuracy or completeness of any information, exhibit or report furnished hereunder or under any other Collateral Document, for any statements, warranties or representation (whether written or oral) made or deemed made in or in connection with this Agreement or the other Collateral Documents, (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Collateral Document on the part of the Company or any other Person or to inspect the property, books or records of the Company or any other Person, and (C) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of this Agreement or any other Collateral Document or any of the Collateral.

     (ii) Promptly upon receipt thereof, Collateral Agent shall forward to each Secured Party originals or copies, as specified in this Agreement, of all material notices, agreements, instruments, opinions and other documents delivered by the Company or any other Person to the Collateral Agent (and not also to Secured Parties) pursuant to this Agreement. No failure on the part of Collateral Agent to deliver any such notice or other such document shall result in any liability to Secured Party. In addition, Collateral Agent shall provide at least five (5) business days' written notice to each Secured Party prior to taking any proposed action requested by one or more Secured Parties pursuant hereto (each an "Action") and shall not take such Action except pursuant to the direction of the holders of a Majority in Interest with respect thereto. Except for any of the foregoing expressly required to be furnished to Secured Parties by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, or attorneys-in-fact.

     e. Collateral Agent. With respect to any Obligations owing to Collateral Agent as a Secured Party, Collateral Agent shall have the same rights and powers under this Agreement as any other Secured Party and may exercise the same as though it were not Collateral Agent; and the term "Secured Party" or "Secured Parties" shall, unless otherwise expressly indicated, include Collateral Agent in its individual capacity. Collateral Agent may lend money to and generally engage in any kind of business with the Company, all as if Collateral Agent were not Collateral Agent hereunder and without any duty to account therefor to Secured Parties.

     f. Non-Reliance on Collateral Agent or Other Secured Parties; Independent Obligations. Each Secured Party has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Company (including all Subsidiaries) and the nature and value of any of the Collateral. Accordingly, each Secured Party confirms to Collateral Agent and the other Secured Parties that it has not relied, and will not hereafter rely, on Collateral Agent or the Secured Parties (i) to check or inquire on such Secured Party's behalf into the adequacy, accuracy or completeness of any information provided by the Company or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Secured Party by Collateral Agent), or (ii) to assess or keep under review on such Secured Party's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Company (including all Subsidiaries) or the nature or value of any of the Collateral.

g. Pro-rata Share. In the event that a Secured Party receives payments or distributions in excess of its Pro Rata Share, then such Secured Party shall hold in trust all such excess payments or distributions for the benefit of the other Secured Parties and shall promptly pay such amounts held in trust to the Collateral Agent for application in accordance with this Agreement. All payments made by Collateral Agent hereunder shall be made to the accounts of the Secured Parties as set forth in the Purchase Agreement or as any Secured Party may designate by notice to the Collateral Agent.

         h. Indemnification. With respect to any Action, the Secured Parties with respect thereto agree to indemnify Collateral Agent and its directors, officers, employees, agents, counsel and other advisors (to the extent not reimbursed by the Company) (each an "Indemnified Person"), ratably in accordance with their Pro Rata Shares, against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to Collateral Agent, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of the performance of Collateral Agent's obligations, as collateral agent, under this Agreement or any action taken or omitted by any Indemnified Person in connection therewith; provided that no Secured Party shall be liable to any Indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Secured Party agrees to reimburse Collateral Agent promptly upon demand for such Secured Party's Pro Rata Share of any costs and expenses or other charges incurred by Collateral Agent and payable by the Company pursuant hereto to the extent that Collateral Agent is not reimbursed for such expenses or charges, or payment of such fee is not made, by the Company.

         10. Notice. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when transmission is confirmed when sent by facsimile at the address and number set forth beneath the Company's and each Investor's signature below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 10, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 10; (c) five days after deposit in the U.S. mail with first class or certified mail (receipt requested) postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


         11. Miscellaneous. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Collateral Agent, and, in the case of amendment or modification, in a writing signed by all parties hereto. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Collateral Agent's or any Secured Party's rights or remedies. All rights and remedies of Collateral Agent and the Secured Parties shall be cumulative and may be exercised singularly or concurrently, at such party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Collateral Agent's and the Secured Parties' duty of care with respect to Collateral in their possession (as imposed by law) shall be deemed fulfilled if such parties exercise reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercise reasonable care in the selection of the bailee or other third Person, and Collateral Agent and the Secured Parties need not otherwise preserve, protect, insure or care for any Collateral. Collateral Agent and the Secured Parties shall not be obligated to preserve any rights the Company may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Company, Collateral Agent and the Secured Parties and their respective successors and assigns and shall take effect when signed by the Company and delivered to Collateral Agent and the Secured Parties. NO PARTY MAY ASSIGN OR TRANSFER ANY RIGHTS HEREUNDER WITHOUT THE EXPRESS WRITTEN CONSENT OF THE OTHER PARTIES, PROVIDED, HOWEVER, THAT COLLATERAL AGENT AND ANY SECURED PARTY MAY ASSIGN ITS RIGHTS HEREUNDER TO ANY ASSIGNEE OF SUCH PARTY'S SECURITIES UNDER AND PURSUANT TO THE PURCHASE AGREEMENT. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Company shall have the same force and effect as the original for all purposes of a financing statement. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties, except to the extent that the validity or perfection of the Security Interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas. Notwithstanding the above the parties consent to nonexclusive venue in either the State of Texas or the State of California. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

                      [Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the date and year first above written.
                             EAGLE BROADBAND, INC.

                             By:
                                 -------------------------------------
                             Name:             H. Dean Cubley
                             Title:            Chief Executive Officer
                             Address:          101 Courageous Dr.
                                               League City, Texas 77573



                             COLLATERAL AGENT

                             TENACORE HOLDINGS, INC.,

                             By:
                                 --------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:   24100 El Toro Rd. PMB 311
                                        Laguna Woods, California 92653
                                        Facsimile: 714-549-7835
                                        Attn:        Brand Caso



                             SECURED PARTY:

                             TENACORE HOLDINGS, INC.,


                             By:
                                  --------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:   24100 El Toro Rd. PMB 311
                                        Laguna Woods, California 92653
                                        Facsimile: 714-549-7835
                                        Attn:        Brand Caso




                     [Signature Page to Security Agreement]

                            SECURED PARTY:

                            CRESTVIEW CAPITAL FUND II, L.P.

                            By:  Kingsport Capital Partners, LLC
                                     Its General Partner

                            By
                               -------------------------------------------------
                            Its
                                ------------------------------------------------

                            Address:   95 Revere Drive, Suite F
                                       Northbrook, IL 60062
                                       Facsimile: 847-559-5807
                                       Attn:        Richard Levy


                            CRESTVIEW CAPITAL FUND I, L.P.

                            By:  Kingsport Capital Partners, LLC
                                     Its General Partner

                            By
                               -------------------------------------------------
                            Its
                                ------------------------------------------------

                            Address:   See Crestview CapitalFund II, L.P.


                            CRESTVIEW CAPITAL OFFSHORE FUND, INC.

                            By:  Kingsport Capital Partners, LLC
                                     Its General Partner

                            By
                               -------------------------------------------------
                            Its
                                ------------------------------------------------

                            Address:   See Crestview CapitalFund II, L.P.





                     [Signature Page to Security Agreement]

                                    EXHIBIT E

                             SCHEDULE OF EXCEPTIONS

                                   [attached]

                                    EXHIBIT E
                             SCHEDULES OF EXCEPTIONS

                                SCHEDULE 4.01(a)
                                ----------------

Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The material subsidiaries of the Company are listed on this Schedule 4.01(a) (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary is a direct or wholly owned subsidiary of the Company, is duly organized, validly existing and in good standing under the laws of its respective jurisdiction, except as disclosed in
Schedule 4.01(a). Each of the Company and its Subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.


Corporation                                    State of Inc.      Standing              FEIN
----------------------------------------------                    --------------------- -------------------
Eagle Broadband, Inc.                          TX                 Good                  76-0494995
Eagle Broadband Services, Inc.                 TX                 Good                  32-0038958
AtlanticPacific Communications, Inc.           TX                 Good                  76-0638721
Etoolz, Inc.                                   TX                 Good                  74-2939093
UCGI, Inc.                                     TX                 Good                  35-2201897
Contact Wireless, Inc.                         TX                 Not in good standing  46-0506452
DSS Security, Inc.                             TX                 Good                  76-0137975

Avery Ranch Telecom Services, LLC              TX                 Never conducted       20-0391516
                                                                  business/No standing
Clearworks Communications, Inc.                TX                 Inactive/             76-0596122
                                                                  Good
Clearworks Home Systems, Inc.                  TX/                Inactive/             76-06451247
                                               Authority to do    Good Standing in TX
                                               business in
                                               Arizona
                                               terminated;
Clearworks Integration Services, Inc.          TX                 Inactive/             76-0514500
                                                                  Not in Good Standing
Clearworks Land Development, Inc.              TX                 Never conducted       20-0203340
                                                                  business/
                                                                  Not in Good Standing
Clearworks Structured Wiring, Inc.             TX                 No longer             76-0596123
                                                                  conducting
                                                                  business/In Good
                                                                  Standing
Clearworks.Net, Inc.                           DE/TX/AZ/NV        No longer             76-0576542
                                                                  conducting business
                                                                  in any
                                                                  jurisdiction./Good
                                                                  standing in TX and
                                                                  NV


Link Two Communications, Inc.                  TX                 Not Active/Good       76-0513008
                                                                  Standing
Northpointe Telecom Services, LLC              TX                 Never conducted       20-0144599
                                                                  business/In Good
                                                                  Standing
Stonegate Telecom Services, Inc.               TX                 Never conducted       76-0646713
                                                                  business/In Good
                                                                  Standing
Teravista Telecom Services, LLC.               TX                 Never conducted       76-0634589
                                                                  business/In Good
                                                                  Standing
United Computing Group, Inc.                   TX                 Not active/In Good    76-0577803
                                                                  Standing

                                Schedule 4.01(b)
                                ----------------

Capitalization. As of the date hereof, the authorized capital of the Company consists of Two Hundred Million (200,000,000) shares of Common Stock, par value $.001 per share, of which 154,345,304 shares are issued and outstanding. All issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof set forth in the Company's SEC Documents filed with the Commission. Except as set forth in this Schedule 4.01(b), the SEC Documents and the Transaction Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents all material information with respect to such plans, arrangements, options and rights. With respect to each Subsidiary, (i) all the issued and outstanding shares of each Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

All disclosures required herein are accurately described in Company's SEC Documents filed with the Commission. See SEC Form 10Q filed on July 21, 2003 (description of par value and authorized shares on page 3 and the disclosure of options and warrants on pages 16-20 and page 23).

The Company has no additional disclosures to supplement in this Schedule of Exceptions.

                                Schedule 4.01(h)
                                ----------------

Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Transaction Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any Subsidiary, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or a Subsidiary is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any Subsidiary or any of its properties or assets, which is likely to result in a Material Adverse Effect.

The Company has no disclosures to supplement in this Schedule of Exceptions.

                                Schedule 4.01(k)
                                ----------------

Absence of Certain Changes. Except as disclosed in the SEC Documents and in the Schedule of Exceptions, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

All disclosures required herein are accurately described in Company's SEC Documents filed with the Commission, and in Schedules 4.01(p) Litigation and 4.01(s) Taxes. The Company has no additional disclosures to supplement in this Schedule of Exceptions.

See SEC Form 10Q filed on July 21, 2003 (specifically, description of Legal Proceedings/Contingent Liabilities pages 22, 24 Note 20, 25-26; Management Discussion & Analysis of Financial Conditions and Results of Operation page 28).

                                Schedule 4.01(m)
                                ----------------

Title to Properties; Liens and Encumbrances. Except as disclosed in this
Schedule 4.01(m), the Company has good and marketable title to all of its properties and assets, both real and personal, reflected in the SEC Documents and none of such properties is subject to a lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements included in the SEC Documents, or (ii) those which are not material and do not adversely affect the use of such property by the Company and its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.

See UCC-1 filed with the Texas Secretary of State listed below. Also see judgment liens and mechanics liens listed in Schedule 4.01(p) Litigation and
Schedule 4.01(s) Taxes.

                      ATLANTIC PACIFC COMMUNICATIONS, INC.

Secured Party:    Southwest Bank of Texas, N.A.
File Number:      99-00086227
File Date:        4/29/99
Exp. Date:        4/29/04
Collateral:       All Debtor's right, title and interest in and to, whether now owned or hereafter acquired or existing of all existing
                  assets.
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A.--AR Financing Division
File Number:      00-00637128
File Date:        4/29/99
Exp. Date:        4/29/04
Collateral:       All of its accounts, accounts receivable, contract rights and general intangibles whether now owned or hereafter acquired and all investments securities, financial assets, instruments, documents, chattel paper and funds on deposit with secured party arising therefrom and including without limitation, all lease receivables and note receivables, all cash note, drafts and acceptances arising therefrom, all returned and reposed goods arising from or relative to any such accounts or other proceeds of any sale, lease or other disposition of inventory, and all proceeds (including insurance proceeds) and products therefrom.
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A.--AR Financing Division
File Number:      03-0003116125
File Date:        9/30/02
Exp. Date:        10/01/07

Collateral:       All now owned or hereafter acquired accounts and accounts
                  receivable, including but not limited to contracts, notes, drafts, acceptances, instruments, chattel paper, general
                  intangibles, documents, money, payment intangibles, commercial tort claims, deposit accounts, and returned or repossessed goods arising from or relating to any such accounts or
                  accounts receivable and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other
                  disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by
                  virtue of warranty or other claims against any other person or entity with respect to all or any part of the property hereto fore described, proceeds of inventory, and proceeds and
                  products of any of the foregoing in any form. Debtor has sold and absolutely conveyed some or all of the above described property and other interests to secured party, ownership which is vested in secured party, and has granted to secured party a security interest in such property and other interest to the extent of any form of ownership interest which debtor may now or hereafter have.
Status:           Valid

Secured Party:    Accu-Tech Corporation
File Number:      03-030021089821
File Date:        3/18/03
Exp. Date:        3/18/08
Collateral:       Inventory and Accounts Receivable
Status:           Debt Paid.  May need to keep in place to maintain credit line.

                          CLEARWORKS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

Secured Party:    Inter-Tel Leasing, Inc.
File Number:      00-407760
File Date:        1/10/00
Exp. Date:        1/10/05
Collateral:       Axxess telephone system, including all substitutions,
                  modifications, replacements, and proceeds thereof. This
                  transaction is a rental and is not intended by the parties as a security transaction; filing is only intended to make the rental a matter of public record.
Status:           Valid.

Secured Party:    Eagle Wireless International, Inc.
File Number:      00-620128
File Date:        11/7/00
Exp. Date:        11/7/05
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefore; (b) all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-00378556 (initial financing statement file 00-620128)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       New Debtor:  United Computing Group
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

--------------------------------------------------------------------------------

                          CLEARWORKS HOME SYSTEMS, INC.

Secured Party:    FSS Security, Inc.
File Number:      00-00571006
File Date:        8/24/00
Exp. Date:        8/25/05
Collateral:
Status:           Valid.  Limited to a security monitoring accounts held by
                  ClearWorks Home Systems.  Does not apply to DSS accounts.
                  Secured Party changed name to Securion Protection Network,
                  Inc.

Secured Party:    FSS Security, Inc.
File Number:      02-00335435 (initial financing statement file 00-00571006)
File Date:        6/13/02
Exp. Date:        n/a
Amendment:        Name change of Debtor:  ClearWorks Home Security, Inc.
Collateral:
Valid.            Limited to a security monitoring accounts held by ClearWorks
                  Home Systems. Does not apply to DSS accounts. Secured Party changed name to Securion Protection Network, Inc.

Secured Party:    Securion Protection Network, Inc.
File Number:      02-00370095 (initial financing statement file 00-00571006)
File Date:        7/15/02
Exp. Date:        n/a
Amendment:        Name change of Secured Party
Collateral:
Valid.            Limited to a security monitoring accounts held by ClearWorks
                  Home Systems. Does not apply to DSS accounts. Secured Party changed name to Securion Protection Network, Inc.

Secured Party:    Eagle Wireless International, Inc.
File Number:      00-00620128
File Date:        11/7/00
Exp. Date:        11/7/05
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-00378556 (initial financing statement file 00-00620128)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       New Debtor:  United Computing Group
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

--------------------------------------------------------------------------------

                         CLEARWORKS COMMUNICATIONS, INC.

Secured Party:    Eagle Wireless International, Inc.
File Number:      00-621028
File Date:        11/7/00
Exp. Date:        11/7/05
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A. - A/R financing Division
File Number:      02-00378556 (initial financing statement file 00-00620128)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       New Debtor:  United Computing Group
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.

Secured Party:    Eagle Broadband, Inc.
File Number:      03-006908703
File Date:        11/1/02
Exp. Date:        11/01/07
Collateral:       All deposit accounts, account receivable, investment property, commercial tort claims, letter or credit rights, general
                  intangibles, contract rights, and chattel paper of every
                  nature, kind and description, whether or not affixed to
                  realty, wherever located and whether now owned or hereafter owned or acquired by Debtor, and all proceeds and products thereof in any form, all parts accessories, attachments,
                  special tools, additions, replacements, substitutions, and accessions thereto or there for and all increases or profits received therefrom.
Status:           Valid.

--------------------------------------------------------------------------------

                          UNITED COMPUTING GROUP, INC.

Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-00398207 (initial financing statement file 99-0211275)
File Date:        8/7/02
Exp. Date:        n/a
Assignment:       change of Secured Party
Collateral:
Status:           Valid.

Secured Party:    Ingram Micro, Inc.
File Number:      99-002313065
File Date:        10/22/99
Exp. Date:        10/22/04
Collateral:
Status:           Valid.

Secured Party:    Inter-Tel Leasing, Inc.
File Number:      00-00506276
File Date:        5/24/00
Exp. Date:        5/24/05
Collateral:
Status:           Valid.

Secured Party:    Clearworks.net
File Number:      00-00526846
File Date:        6/21/00
Exp. Date:        6/21/05
Collateral:
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-00378560 (initial financing statement file 00-00526846)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       change of Secured Party
Collateral:
Status:           Valid.

Secured Party:    Eagle Wireless International, Inc.
File Number:      00-00620128
File Date:        11/7/00
Exp. Date:        11/7/05
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.


Secured Party:    Southwest Bank of Texas, N.A. - A/R financing Division
File Number:      02-00378556 (initial financing statement file 00-00620128)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       New Debtor:  United Computing Group
Collateral:       All of Debtor's right, title and interest in to, whether now owned or hereafter acquired or existing, (a) all equipment and inventory, and all parts thereof, attachments and accessions thereto, products thereto and documents therefor; (b) all
                  accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, and all rights in and to all contracts securing or otherwise relating to any of the same; and (c) all substitutions and replacements for all of the foregoing and all proceeds and insurance proceeds of all of the foregoing.
Status:           Valid.


Secured Party:    AMB Property II. L.P. A Delaware Limited Partnership
File Number:      01-00041282
File Date:        3/2/01
Exp. Date:        3/2/06
Collateral:
Status:           Valid.

Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-00378565 (initial financing statement file 01-00041282)
File Date:        7/22/02
Exp. Date:        n/a
Assignment:       Change of Secured Party
Collateral:
Status:           Valid.


Secured Party:    Southwest Bank of Texas, N.A. - A/R Financing Division
File Number:      02-0037065902
File Date:        7/15/02
Exp. Date:        7/16/07
Collateral:       All now owned or hereafter acquired accounts and accounts
                  receivable, including but not limited to contracts, notes, drafts, acceptances, instruments, chattel paper, general
                  intangibles, documents, money, payment intangibles, commercial tort claims, deposit accounts, and returned or repossessed goods arising from or relating to any such accounts or
                  accounts receivable and other rights arising from or by virtue of, or form the voluntary or involuntary sale or other
                  disposition or, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by
                  virtue of warranty or other claims against any other person or entity with respect to all or any part of the property
                  heretofore described, proceeds of inventory, and proceeds and products of any of the foregoing in any form.  Debtor has sold and absolutely conveyed some or all of the above-described property and other interest to secured party, ownership which is vested in secured party, and has granted to secured party a security interest in such property and other interests to the extent of any form of ownership interest which debtor may now or hereafter have or acquire.
Status:           Valid.

Secured Party:    Inter-Tel Leasing, Inc.
File Number:      03-0017557563
File Date:        2/18/03
Exp. Date:        2/19/08
Collateral:       Axxess telephone system, including all substitutions,
                  modifications, replacements, and proceeds thereof. This
                  transaction is a rental and is not intended by the parties as a security transaction; filing is only intended to make the rental a matter of public record.
Status:           Valid.

Secured Party:    State of Texas
File Number:      W481469
File Date:        3/07/03
Exp. Date:
Status:           Valid

Secured Party:    State of Texas
File Number:      V692197
File Date:        04/01/02
Exp. Date:
Status:           Valid

--------------------------------------------------------------------------------


                          LINK TWO COMMUNICATIONS, INC.

Secured Party:    Eagle Wireless International, Inc.
File Number:      98-00208457
File Date:        10/19/98
Exp. Date:        10/20/03
Collateral:
Status:           Debt Paid

Schedule 4.01(n)
----------------

Patents and Other Proprietary Rights. Except as disclosed in this Schedule 4.01(n) or the SEC Documents, (i) the Company or a Subsidiary owns or has obtained valid and enforceable licenses or options for all inventions, patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted ("Intellectual Property"), (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the SEC Documents that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company's or a Subsidiary's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or a Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims, and the Company's business does not and would not conflict with or constitute an infringement on the rights of others.

The Company has no disclosures to supplement in this Schedule of Exceptions.

                                Schedule 4.01(p)
                                ----------------

Absence of Litigation. Except as disclosed in the SEC Documents or in this
Schedule 4.01(p), there is (i) no legal or governmental action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending; (ii) to the Company's knowledge, no inquiries, investigations, or legal or governmental actions, suits, or proceedings threatened to which the Company or any of its Subsidiaries is or may be a party or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and (iii) no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might reasonably be expected to have a Material Adverse Effect.

                         MATERIAL SUBSIDIARIES (ACTIVE)
                         ------------------------------

Eagle Broadband, Inc.

Kaufman Bros., LLP vs. Clearworks.Net, Inc. and Eagle Wireless, Inc.
Lawsuit presents claims for breach of contract. The complaint seeks compensatory damages of $4,000,000, plus attorneys' fees and costs. Eagle filed a motion for summary judgment which is pending before the court.

Kevan Casey and Tommy Allen vs. Eagle Wireless International, Inc., et al. Lawsuit presents claims for breach of contract and other related matters. The suit seeks recovery of damages in excess of $10,000,000 plus attorney's fees and court costs. This lawsuit is scheduled for the two week docket beginning December 1, 2003.

ST&Z vs. Eagle Wireless International, Inc., Link-Two Communications, Inc., A.L. Clifford, H. Dean Cubley, Dr. Gerard J. Skrock and Tappan Adhikary. The suit presents a claim for tortuous interference with broadcast signals. The lawsuit does not specify damages. No discovery has been taken.

Cornell Capital Partners, L.P. vs. Eagle Broadband, Inc., et al. The suit presents claims for breach of contract, fraud and negligent misrepresentation. The suit seeks recovery of damages in the sum in excess of $75,000, plus interest, exemplary damages, attorney's fees and court costs. Eagle will be filing an answer and vigorously contest all claims in this case.

SelectPath, Inc. vs. Eagle Broadband, Inc. The suit presents claims for unauthorized conversion of $6,422.07. Eagle will file an answer and settle the suit.

Other lawsuits filed against Eagle for failure to pay money due on a sworn account and other related matters:

America II Electronics, Inc. vs. Eagle Broadband, Inc. in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida Civil Division. The suit presents claims for breach of contract and failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $18,705.93, plus interest, attorney's fees and court costs. Eagle has filed an answer.

AM Express, Inc. vs. Eagle Wireless International, Inc. The suit presents claims for breach of contract and failure to pay money due on an account. The suit seeks recovery of damages in the sum of $30,373.08, plus interest, attorney's fees and court costs. AM obtained a judgment against Eagle in the amount of $30,373.08, plus interest, attorney's fees and court costs. Eagle is currently negotiating a settlement.

Nesco Service Company vs. Eagle Broadband, Inc. in Harris County, Texas. The suit presents claims for failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $3,486.83, plus interest, attorney's fees and court costs. Nesco obtained a judgment against Eagle.

Toner Cable Equipment, Inc. vs. Eagle Broadband, Inc. in Galveston County, Texas. The suit presents claims for failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $28,761.65, plus interest, attorney's fees and court costs. The Company has filed an answer.

Ingram Micro, Inc. vs. United Computing Group, Inc. and Eagle Broadband,
Inc. in Harris County, Texas. The suit presents claims against United Computing Group for failure to pay money due on sworn account and against Eagle Broadband based on a corporate guaranty. The suit seeks recovery of damages in the sum of $442,971.86, plus interest, attorney's fees and court costs.

Atlantic Pacific Communications, Inc.

LaSalle Bank National Association vs. Atlanticpacific Communications, Inc. LaSalle has obtained a final judgment against Atlantic Pacific for $36,493.61, plus interest, attorney's fees and court costs.

Communications Supply Corporation vs. Atlantic Pacific Communications,
Inc., H. Dean Cubley and Tony Cordaro in Harris County, Texas. The suit presents claims for breach of contract and failure to pay money due on a sworn account against APC; and breach of fiduciary duty against H. Dean Cubley and Tony Cordaro. The suit seeks recovery of damages in the sum of $52,709.24, plus interest, and court costs against APC for materials provided on several jobs, and $35,840.05, plus interest, and court costs against H. Dean Cubley and Tony Cordaro for work performed at Lee College. APC, Cubley and Cordaro filed verified denials.

GELCO Corporation d/b/a GE Capital Fleet Services vs. Atlantic Pacific Communications, LLC nka Atlantic Pacific Communications, Inc. and Clayton G. Brazier in Harris County, Texas. The suit presents claims for breach of contract (breach of a vehicle lease agreement). Plaintiff is suing Mr. Brazier under a personal guaranty. The suit seeks recovery of damages in the sum of $14,933.54, plus interest, and court costs. Plaintiff also applied for a writ of sequestration and recovered on of the two vehicles under the lease. APC and Mr. Brazier filed a general denial.

NON-MATERIAL SUBSIDIARIES (INACTIVE)
------------------------------------

Note: The following subsidiaries are not operational and do not own any material assets. Eagle Broadband held a bona fide priority security interest on the assets of ClearWorks.net and its subsidiaries since November 7, 2000.

ClearWorks.net, Inc.

Intratech Capital Partners, Ltd. vs. ClearWorks.net, Inc. Lawsuit presents claims for breach of contract. The complaint seeks damages of $6,796,245.50, plus attorneys' fees and costs. ClearWorks will file a response.

State Of Florida Department Of Environmental Protection vs. Reco Tricote, Inc. And Southeast Tire Recycling, Inc. A/K/A Clearwork.Net, Inc. The lawsuit presents claims for recovery costs and penalties for a waste tire processing facility. The suit seeks recovery of costs and penalties in a sum in excess of $1,000,000, attorneys' fees and cost of court. ClearWorks denies the claims and intends to vigorously contest all claims in this case and to enforce its indemnification rights against the principals of Southeast Tire Recycling.

John McCaleb vs. ClearWorks.net and Eagle Broadband. The suit presents claims for breach of contract (employment agreement) and tortious interference with a contract. The defendants deny the allegation of the complaint intend to vigorously contest all claims in this case. Eagle believes that Plaintiff's claims against Eagle are without merit since Plaintiff never had any dealings or transactions with Eagle.

Houstun, Woodard, Eason, Gentle, Tomforde and Anderson d/b/a Insurance Alliance vs. ClearWorks.net, Inc. and Eagle Broadband, Inc. in the County Civil Court at Law No. 1 of Harris County, Texas. The suit presents claims for breach of contract and failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $8,637.03 plus interest, attorney's fees and court costs. ClearWorks and Eagle have filed answers.

TVC Communications, Inc. vs. ClearWorks.net, Inc. aka and dba ClearWorks.net and ClearWorks. The suit presents claims for breach of contract and failure to pay money due on a sworn account. The suit seeks recovery of damages in the sum of $80,906.04, plus interest, attorney's fees in the amount of $26,968.00 and court costs.

Travis County on behalf of the following taxing units: City of Pflugerville, Pflugerville Independent School District and Travis County sued ClearWorks.net, Inc., a Texas Corporation dba ClearWorks. The suit presents claims for failure to pay ad valorem taxes on property. The suit seeks recovery of damages in the sum of $21,579.39, plus interest, and court costs. ClearWorks has filed a general denial. This lawsuit has been dismissed pending settlement negotiations.

Enterprise Fleet Services vs. ClearWorks.net, Inc. and Shannon McLeroy in the district court of Harris County, Texas. The suit presents claims for breach of contract and failure to pay money due on a sworn account. The suit seeks recovery of damages in the sum of $70,228.93, plus interest, and court costs.

Deborah Donoghue vs. ClearWorks.net. Donoghue obtained a judgment against ClearWorks.net in the amount of $9,711.25.

Robert Horn vs. ClearWorks.net. Plaintiff obtained a judgment against ClearWorks.net in the amount of $369,237.62 plus interest, and taxable court costs.

Candlelight Investors vs. ClearWorks.net. Plaintiff obtained a judgment against ClearWorks.net in the amount of $3,064,232.00 plus interest, attorneys fees and court costs.

Merger Communications vs. ClearWorks.net. Plaintiff obtained a judgment against ClearWorks.net in the amount of $80,001 plus interest, and $30,000 attorneys fees, and taxable court costs.

ClearWorks Communications

Metro Networks vs. ClearWorks Communications, Inc. The suit presents claims for breach of contract to provide ClearWorks radio advertisement. The suit seeks recovery of damages in the sum of $146,750 plus interest, attorney's fees and court costs.

J.C. Evans Construction Co., Inc. vs. ClearWorks Communications, Inc. and Eagle Broadband, Inc. The suit presents claims for judicial foreclosure of liens and breach of contract to provide ClearWorks labor and materials. The suit seeks recovery of damages in the sum of $225,846.04 plus interest, attorney's fees and court costs. JC Evans severed this portion of the lawsuit against ClearWorks and has obtained a final judgment against ClearWorks Communications in the amount of $117,674.79 plus interest.

Quality Linings and Fabrication, Inc. vs. ClearWorks Communications, Inc. (n/k/a Eagle Broadband Services, Inc.). The suit presents claims for breach of contract and failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $79,470.32, plus interest, attorney's fees and court costs. ClearWorks filed a verified denial. Eagle intends to vigorously contest all claims in this case. Eagle believes that Plaintiff's claims against Eagle are without merit since Plaintiff never had any dealings or transactions with Eagle.

C-COR.NET Corp. vs. ClearWorks Communications, Inc. aka and dba ClearWorks Communications; and Eagle Broadband Services, Inc. aka and dba Eagle Broadband Services. The suit presents claims for failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $177,627.07, plus interest, attorney's fees and court costs. ClearWorks has filed an answer. C-Cornet obtained a judgment against defendants (not final pending negotiations).

World Satellite Network, Inc. vs. ClearWorks Communications, Inc. The suit presents claims for breach of contract. The suit seeks recovery of damages in the sum of $98,845.80, plus interest, attorney's fees and court costs. The Company has filed an answer.

Leander School District et al sued ClearWorks Communications. The suit presents claims for failure to pay school taxes on property. The suit seeks recovery of damages in the sum of $19,435.93, plus interest, and court costs. ClearWorks has filed a general denial.

Optibase, Inc. vs. ClearWorks Communications, Inc. The case was tried and judgment was rendered against ClearWorks Communications, Inc. in the amount of $352,743.53 plus interest, attorney's fees and court costs.

United Computing Group, Inc.

Premio Computer, Inc vs. United Computing Group. Premio obtained a judgment in the amount of $13,365.00; plus pre and post judgment interest, and court costs.

Wright Line LLC vs. United Computing Group, Inc.. The suit presents claims for failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $8,411.59, plus interest, attorney's fees and court costs. United Computing Group has filed an answer.

Enterprise Janitorial Service vs. United Computing Group, Inc. The suit presents claims for failure to pay money due on sworn account. The suit seeks recovery of damages in the sum of $2,526.19, plus interest, attorney's fees and court costs. United Computing Group has filed an answer.

Enron Corp. (Debtors/Plaintiff) vs. United Computing Group, Inc. The suit presents claims pursuant to sections 547 and 550 of the Bankruptcy Code to avoid and recover a transfer in the amount of approximately $1,500,000.00. Defendant will file an answer.

United Computing Group, Inc. owes the State of Texas $337,017.95 in sales taxes inclusive of penalties and interest. United Computing Group has requested a hearing to present equitable arguments to enforce indemnification rights against the principals of United Computing Group, Inc.

See description of Legal Proceedings/Contingent Liabilities on pages 22 and 24 of SEC Form 10Q filed on July 21, 2003.

Contingent Liabilities/Demand Letters:      Below is a list of current written
--------------------------------------      demands:


                 Vendor                                Debtor                         Amount

American International                     Eagle Wireless International              $1,143.00
Anixter                                    Eagle/ClearWorks                         $55,737.71
B&H Commercial Services                    APC                                         $452.47
Chubb Security Systems, Inc.               ClearWorks                               $15,427.28
Air Park Holdings                          Clw Home Sys                             $39,020.52
Data Projections                           United Computing Group                    $3,799.00
Eagle Houston Distributors                 EAG                                       $5,839.75
East Group Properties L.P.                 United Computing Group                    $9,454.09
FSS (Securion Protection Networks)         Clw Home Sys                             $95,058.10
Heritage Plastics                          ClearWorks                               $17,575.00
Intellifacts Corportation                  Eagle Wireless                            $3,601.94
Merrill Corporation                        Eagle Broadband                          $16,044.76
Multiplex                                  Eagle Broadband                           $6,819.00
HRS Household Revolving IBM                United Computing Group                   $60,970.93
Niles Audio Corp                           Clw Home Sys                              $7,367.50
Noex Management LLC                        ClearWorks                               $38,306.02
Photonic Marketing                         Eagle/ClearWorks                         $67,287.50
SAIC                                       Eag Broadband                           $398,507.00
Satellite Management                       Eag Broadband                            $15,121.50
Texas Systems Supplies, Int                ClearWorks                               $30,400.10
Pedro S.S. Service Inc                     Eagle Broadband                          $49,758.06
Cable & Wireless                           ClearWorks                              $139,407.00
Republic Waste                             United Computing Group                    $3,144.37
American Tower                             Link Two                                $102,948.04
MCI Worldcomm                              Eagle Wireless                           $20,000.00
Audio Plus Services                        Clw/APC                                   $2,225.00
AMB Property II                            United Computing Group                   $15,761.56
Verizon                                    Link Two                                 $10,734.54
ADP                                        Eagle Broadband                          $13,514.70
Micro Warehouse                            APC                                       $3,212.72
Titan Towers                               Link Two                                  $3,500.00

Please note that the Company receives verbal threats and/or demands from vendors with respect to unpaid invoices in addition to those set forth above in its ordinary course of business.

Administrative Claims:
EEOC Charge 360-2003-03053        Claimant: Leslie Pilcher  Eagle will defend
                                                            vigorously Eagle
                                                            believes claim is
                                                            without merit.


Arizona Registrar of Contractors  Claimant: Glenn Kallai    ClearWorks Home
Case No.  03-1653                                           Systems filed a
                                                            response denying all
                                                            claims. Contingent
                                                            liability of approx.
                                                            $5,784.52.

Schedule 4.01(s)
----------------

Taxes. Except as disclosed in this Schedule 4.01(s), all applicable tax returns required to be filed by the Company have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its Subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its Subsidiaries to be due and payable or otherwise required to be paid by applicable laws have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a Material Adverse Effect.

See additional disclosures below:

United Computing Group, Inc. owes the State of Texas $337,017.95 in sales taxes inclusive of penalties and interest. United Computing Group has requested a hearing to present equitable arguments to enforce indemnification rights against the principals of United Computing Group, Inc.

Travis County on behalf of the following taxing units: City of Pflugerville, Pflugerville Independent School District and Travis County sued ClearWorks.net, Inc., a Texas Corporation dba ClearWorks. The suit presents claims for failure to pay ad valorem taxes on property. The suit seeks recovery of damages in the sum of $21,579.39, plus interest, and court costs. ClearWorks has filed a general denial. This lawsuit will be dismissed pending conclusion of settlement negotiations. Tax liability not more than $8,000.00.

The FCC notified ClearWorks Communications that $43,555.30 is owed in taxes for the Universal Service Fund. This liability is current being investigated in house to determine its validity.

Leander School District et al sued ClearWorks Communications. The suit presents claims for failure to pay school taxes on property. The suit seeks recovery of damages in the sum of $19,435.93, plus interest, and court costs. ClearWorks has filed a general denial.


See page 4 and 15 in SEC Form 10Q filed on July 21, 2003. See also page 11, 17-18 of SEC Form 10K filed on April 21, 2003.

                                Schedule 4.01(x)
                                ----------------

Environmental Matters. Except as disclosed in Schedule 4.01(x), neither the Company and its subsidiaries, nor to the Company's knowledge, after due inquiry, has any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries and no such real property has ever been used (either by the Company and its subsidiaries, to the Company's knowledge, after due inquiry, by any other person) as a generation, treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminants, (b) any asbestos or insulation or other material composed of or containing asbestos and
(c) any petroleum product or any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

See disclosure below:

State Of Florida Department Of Environmental Protection vs. Reco Tricote, Inc. And Southeast Tire Recycling, Inc. A/K/A Clearwork.Net, Inc. The lawsuit presents claims for recovery costs and penalties for a waste tire processing facility. The suit seeks recovery of costs and penalties in a sum in excess of $1,000,000, attorneys' fees and cost of court. ClearWorks denies the claims and intends to vigorously contest all claims in this case and to enforce its indemnification rights against the principals of Southeast Tire Recycling.

                                Schedule 4.01(z)
                                ----------------

Related Party Transactions. Except as disclosed in the SEC Documents or Schedule 4.01(z), no transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director.

The Company has no disclosures to supplement in this Schedule of Exceptions.